Exhibit 4.24

                 MASTER LEASE AND SECURITY AGREEMENT


      THIS MASTER LEASE AND SECURITY AGREEMENT (this "Lease"), dated as of May 30, 1997, is entered into between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as the Lessor, and RITE AID REALTY CORP., a Delaware corporation, as the Lessee.

                        W I T N E S S E T H:


      WHEREAS, the Lessor wishes to finance (i) the development of certain real property and construction of improvements to be used by the Lessee and
(ii) the acquisition of certain equipment and systems related to such real property and improvements and (iii) the acquisition of certain other assets to be used by the Lessee;

      WHEREAS, the Lessee, as Construction Agent, will construct such improvements which, as constructed, will be the property of the Lessor and will become part of the Leased Assets subject to the terms of this Lease;

      WHEREAS, the Lessor desires to lease to the Lessee, and the Lessee desires to lease from the Lessor, the Leased Assets from time to time subject to this Lease; and

      WHEREAS, the Lessee is a wholly-owned direct subsidiary of Rite Aid Corporation, and Rite Aid Corporation is willing to guarantee the payment and performance of all of the Lessee's obligations hereunder and under the other documents entered into by the Lessee in connection herewith;

      NOW, THEREFORE, in consideration of the foregoing, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              ARTICLE I

                             DEFINITIONS

      1.1. Definitions; Interpretation. Capitalized terms used but not otherwise defined in this Lease have the respective meanings specified in Appendix 1 to this Lease; and the rules of interpretation set forth in Appendix 1 to this Lease shall apply to this Lease.

                             ARTICLE II

                         PURCHASE AND LEASE

      2.1. Acceptance and Lease of Assets. (a) Properties. Subject to the terms and conditions of this Lease, on each Acquisition Date for a parcel of Land (i) the Lessee shall convey a leasehold interest in such parcel of Land to the Lessor pursuant to a Ground Lease, or the Lessor shall purchase a fee interest in such parcel of Land and the applicable Person shall convey a fee simple interest in the Improvements to be constructed thereon to the Lessor, and the Lessor shall accept delivery of, such Land pursuant to the terms hereof and (ii) the Lessor shall demise and lease to the Lessee hereunder for the Base Term applicable thereto the Lessor's interest in such Land together with any Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement or this Lease, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for such Base Term, the Lessor's interest in such Land together with the Lessor's interest in any Improvements which thereafter may be constructed thereon pursuant to the Construction Agency Agreement and this Lease.

            (b) Equipment and Systems. Subject to the terms and conditions of this Lease, from time to time after the Acquisition Date for any Property and on or before the Base Date therefor, (i) the Lessor shall purchase Equipment and Systems relating to such Property pursuant to the terms hereof (and subject to the conditions set forth herein) and (ii) the Lessor shall demise and lease to the Lessee hereunder for the Base Term applicable thereto the Lessor's interest in such Equipment and Systems, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for such Base Term, the Lessor's interest in such Equipment and Systems.

            (c) Additional Assets. Subject to the terms and conditions of this Lease, on each Acquisition Date for any Other Asset not constituting Equipment and Systems (i) the Lessor shall purchase such Other Asset pursuant to the terms hereof (and subject to the conditions set forth herein) and (ii) the Lessor shall demise and lease to the Lessee hereunder for the Base Term applicable thereto the Lessor's interest in such Other Asset, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for such Base Term, the Lessor's interest in such Other Asset.

      2.2. Acceptance Procedure. The Lessee hereby agrees that the execution and delivery by the Lessee on each Acquisition Date of an appropriately completed Lease Supplement shall, without further act, constitute the unconditional and irrevocable acceptance by the Lessee of all of the Leased Asset which is the subject of such Lease Supplement for all purposes of this Lease and the other Operative Documents on the terms set forth therein and herein, and that all of such Leased Assets shall be deemed to be included in the leasehold estate of this Lease and shall be subject to the terms and conditions of this Lease as of the applicable Acquisition Date (or, in the case of any asset constituting Equipment and Systems, as of such later date on which such asset is acquired by the Lessor).

      2.3. Lease Term. This Lease shall be in full force and effect on the Closing Date. The Base Date and the Base Term for each Leased Asset shall be set forth in the applicable Lease Supplement therefor.

      2.4. Title. Each Leased Asset is leased to the Lessee without, except as expressly set forth herein, any representation or warranty, express or implied, by the Lessor and subject to the rights of parties in possession, the existing state of title (including, without limitation, Permitted Liens other than Lessor Liens) and all applicable Requirements of Law. The Lessee shall in no event have any recourse against the Lessor for any defect in or exception to title to any Leased Asset other than to the extent resulting from Lessor Liens.

                             ARTICLE III

                         FUNDING OF ADVANCES

      3.1. Lessor Commitment. Subject to the conditions and terms hereof, the Lessor shall, upon the written request of the Lessee from time to time, make Advances on Funding Dates for the purpose of (i) in the case of any Property, financing the acquisition, ownership, insurance, renovation and improvement of such Property during the Construction Period applicable thereto, (ii) in the case of any Equipment and Systems, financing the acquisition, ownership and insurance of any asset constituting Equipment and Systems during the Construction Period for the related Property and
(iii) in the case of any Other Asset not constituting Equipment and Systems, financing the acquisition of such Other Asset. Notwithstanding any other provision hereof, the Lessor shall not be obligated to make any Advance if, after giving effect thereto, the aggregate original amounts of Advances (x) with respect to the Leased Asset to be funded thereby would exceed the Lessor's Commitment relating thereto or (y) with respect to all Leased Assets would exceed the Lessor's Total Commitment.

      3.2. Procedures for Advances. (a) With respect to each funding of an Advance, the Lessee shall give the Lessor and the Paying Agent prior written notice not later than 3:00 p.m., New York City time, five (5) Business Days prior to the date of the proposed funding, pursuant to a Funding Request substantially in the form of Exhibit A (a "Funding Request"), specifying: (i) the proposed Funding Date (the "Funding Date"),
(ii) the amount of Advance requested, (iii) whether such proposed Funding Date will also be an Acquisition Date, (iv) the Leased Asset to which such Advance is being allocated and the allocation of such Advance among the various categories of costs and expenses listed in clause (c) below, (v) the allocation of the Debt Contribution between CP Tranches and Eurodollar Tranches and (vi) the requested Interest Periods for such CP Tranches. With respect to any Funding Request related to the acquisition of a Property, in addition to the foregoing, the Lessee shall also specify: (i) the Property to be acquired, (ii) whether the Land Component thereof is to be acquired through a Ground Lease or fee interest, (iii) the seller and/or ground lessor of the Property, and (iv) the Estimated Improvement Costs for such Property.

            (b) Except as the parties may otherwise agree in writing, and except for the initial Funding Date for any Leased Asset and Funding Dates caused by the maturity of a CP Tranche on a date other than a Scheduled Payment Date, each Funding Date shall occur on a Scheduled Payment Date.

            (c) Advances shall be made solely to pay or reimburse the Construction Agent or the Lessee for (i) Land Acquisition Costs and Property Improvement Costs (including Capitalized Interest and Capitalized Commitment Fees relating to any Property), (ii) Other Asset Acquisition Costs (including Capitalized Interest and Capitalized Commitment Fees relating to Equipment and Systems) and (iii) Transaction Expenses paid or payable by the Lessee in connection with the preparation, execution and delivery of the Operative Documents and all fees paid or payable by the Lessee to the Paying Agent and the Lessor in connection with the Operative Documents.

            (d) All remittances made by the Lessor for the funding of any Advance shall be made through the Paying Agent on the applicable Funding Date in immediately available federal funds by wire transfer to the account designated by the Lessee except that a portion of the initial Advance shall be made (in accordance with instructions to be included in the initial Funding Request) by wire transfer directly to the appropriate Persons for Transaction Expenses.

            (e) Notwithstanding anything in this Lease or any other Operative Document to the contrary, with respect to the Aircraft acquired by the Lessor on the date hereof, the Lessee may, until the Base Date for such Aircraft, request Advances to pay the cost of outfitting such Aircraft to the Lessee's specifications, and to pay Capitalized Interest and Capitalized Commitment Fees relating thereto, as if such Aircraft constituted Equipment and Systems under this Lease. Any such Advance shall constitute an Advance for all purposes of this Lease and the other Operative Documents.


                             ARTICLE IV

                       CONDITIONS PRECEDENT TO
            CLOSING DATE, ACQUISITION DATES AND ADVANCES

      4.1. Closing Date. The closing date (the "Closing Date") shall occur on the earliest date on which the following conditions precedent shall have been satisfied or waived in the reasonable discretion of the parties hereto:

            (a) Master Lease. This Lease shall have been duly authorized, executed and delivered by the parties hereto.

            (b) Master Construction Agency Agreement. The Construction Agency Agreement shall have been duly authorized, executed and delivered by the parties hereto.

            (c) Guaranty. The Guaranty shall have been duly authorized, executed and delivered by the Guarantor.

            (d) Responsible Employee's Certificate of Lessee. The Lessor shall have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit E, stating that (i) each and every representation and warranty of the Lessee contained in each Operative Document to which it is a party is true and correct on and as of the Closing Date; (ii) no Default or Event of Default has occurred and is continuing under any Operative Document to which it is a party; (iii) each Operative Document to which the Lessee is a party is in full force and effect with respect to it; and (iv) the Lessee has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it.

            (e) Resolutions and Incumbency Certificate, etc. of Lessee. The Lessee shall have delivered to the Lessor (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to
      (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the State of its incorporation.

            (f) Responsible Employee's Certificate of Guarantor. The Lessor shall have received a Responsible Employee's Certificate of the Guarantor, in substantially the form of Exhibit F, stating that (i) each and every representation and warranty of the Guarantor contained in each Operative Document to which it is a party is true and correct on and as of the Closing Date; (ii) each Operative Document to which the Guarantor is a party is in full force and effect with respect to it;
      and (iii) the Guarantor has duly performed and complied with all covenants, agreements and conditions contained herein or in any Operative Document required to be performed or complied with by it.

            (g) Resolutions and Incumbency Certificate, etc. of Guarantor. The Guarantor shall have delivered to the Lessor (i) a certificate of its Secretary or an Assistant Secretary attaching and certifying as to (A) the resolutions of its Board of Directors duly authorizing the execution, delivery and performance by it of each Operative Document to which it is or will be a party, (B) its certificate of incorporation and by-laws, and (C) the incumbency and signature of persons authorized to execute and deliver on its behalf the Operative Documents to which it is a party and (ii) a certificate of good standing with respect to it issued by the Secretary of State of the State of its incorporation.

            (h) Opinions of Counsel. Wolf, Block, Schorr and Solis-Cohen, special counsel to the Lessee, internal counsel for the Company, Wolf, Block, Schorr and Solis-Cohen, special counsel to the Guarantor, and internal counsel for the Guarantor shall each have issued to the Lessor an opinion in form and scope satisfactory to the Lessor.

            (i) Fee Letter. The Fee Letter shall have been duly authorized, executed and delivered by the Lessor, the Paying Agent and the Lessee.

            (j) Arrangement Fee. The Lessor shall have received that portion of the fees identified in the Fee Letter as the arrangement fee.

      4.2. Acquisition Date Conditions. (a) All Assets. The occurrence of each Acquisition Date with respect to any Leased Asset is subject to the following conditions precedent:

            (i) Lease Supplement. The Lease Supplement relating to such Leased Asset shall have been duly executed and delivered by the parties hereto.

            (ii) Appraisal. The Lessor shall have received an Appraisal of such Leased Asset, which Appraisal shall show, in the case of a Leased Asset consisting of Property, that as of Substantial Completion and the Expiration Date the Fair Market Sales Value of such Property shall not be less than 100% of the sum of the Land Acquisition Cost, Estimated Improvements Cost, Capitalized Interest and Transaction Expenses expected to be funded with respect to such Property.

            (iii) Filings. The Operative Documents (or memoranda thereof), any supplements thereto and any UCC Financing Statements shall have been recorded, registered and filed, if necessary, in such manner as to perfect and protect the Lessor's interest in such Leased Asset.

            (iv) Taxes. All taxes, assessments, fees and other charges in connection with the execution, delivery, recording, filing and registration of the Operative Documents shall have been paid or provisions for such payment shall have been made to the satisfaction of the Lessor.

            (v) Governmental Approvals. All necessary (or, in the reasonable opinion of the Lessor, advisable) Governmental Actions, in each case required by any Requirement of Law, shall have been obtained or made and be in full force and effect.

            (vi) Requirements of Law. In the reasonable opinion of the Lessor and its counsel, the acquisition and ownership of such Leased Assets as contemplated by the Operative Documents do not and will not violate in any material respect any material Requirement of Law and do not and will not subject the Lessor to any material adverse regulatory prohibitions or constraints.

            (vii) Responsible Employee's Certificates. The Lessor shall have received a Responsible Employee's Certificate of the Lessee, in substantially the form of Exhibit E, and a Responsible Employee's Certificate of the Guarantor, in substantially the form of Exhibit F.

            (b) Properties. In addition to the conditions specified in (a) above, the occurrence of each Acquisition Date with respect to any Leased Asset consisting of Property is subject to the following conditions precedent:

            (i) Deed or Ground Lease. The Lessor shall have received a Deed or Ground Lease with respect to the Land constituting a part of such Property.

            (ii) Mortgage. Except with respect to a Property located in Maryland or such other jurisdiction as the lessor may agree, the Lessor shall have received a Mortgage relating to such Property duly executed and delivered by the Lessee.

            (iii) Construction Agency Agreement Supplement. The
      Construction Agency Agreement Supplement relating to such Property shall have been duly executed and delivered by the parties hereto.

            (iv) Opinion of Counsel. Counsel to the Lessee in the jurisdiction where such Property is located shall have delivered an opinion as to local law matters in form and scope satisfactory to the Lessor.

            (v) Environmental Audit. The Lessor shall have received an Environmental Audit for such Property in form and substance acceptable to the Lessor.

            (vi) Survey and Title Insurance. The Lessee shall have delivered to the Lessor an ALTA/1992 (Urban) Survey of the Land included in such Property prepared by an independent, licensed registered public land surveyor and meeting the Minimum Standard
      Detail Requirements for ALTA/ACSM Land Title Surveys as adopted by the American Land Title Association/American Society and American Congress on Surveying and Mapping in 1992 certified to the Lessor and the title company and otherwise in form reasonably acceptable to the Lessor and an ALTA owners or leasehold title insurance policy covering such Property in favor of the Lessor, such policy to be dated as of the Acquisition Date and in an amount not less than the aggregate Commitment of the Lessor with respect to such Property and to be reasonably satisfactory to the Lessor with an owner's comprehensive (ALTA 9) endorsement and a 3.0 zoning endorsement and such other endorsements requested by the Lessor to the extent available in the State where such Property is located.

            (vii) Property Insurance. The Lessor shall have received evidence of insurance with respect to such Property required to be maintained pursuant to this Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

           (viii) Architect's Certificate. The Lessor shall have received a certificate from the Architect, in form and scope satisfactory to the Lessor, certifying that (i) such Property as improved in accordance with the Plans and Specifications and the contemplated use thereof by the Lessee will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws) and Insurance Requirements and (ii) the Plans and Specifications have been prepared in accordance with applicable Requirements of Law (including, without limitation, building, planning, zoning and fire codes) and upon completion of the Improvements in accordance with the Plans and Specifications, such Improvements on the Property will not encroach in any manner onto any adjoining land (except as permitted by express written easements or as insured by appropriate title insurance).

            (c) Aircraft. In addition to the conditions specified in (a) above, the occurrence of each Acquisition Date with respect to any Leased Asset consisting of Aircraft is subject to the following conditions precedent:

            (i) Bill of Sale. The Lessor shall have received an AC Form 8050-2 Bill of Sale (or such other form of bill of sale as may be approved by the FAA on the Acquisition Date for the Aircraft) covering the Aircraft, executed by the owner thereof in favor of the Lessor.

            (ii) Registration. The Lessor shall have received evidence satisfactory to it that application for registration of the Aircraft in the name of the Lessee has been duly made with the FAA.

            (iii) Airworthiness. The Lessor shall have received evidence satisfactory to it that the Aircraft has been certified by the FAA with an appropriate airworthiness certificate and that such certificate is in full force and effect.

            (iv) Opinion of Counsel. FAA counsel shall have delivered an opinion in form and scope satisfactory to the Lessor.

            (v) Aircraft Insurance. The Lessor shall have received evidence of insurance with respect to such Aircraft required to be maintained pursuant to this Lease, setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage.

            4.3. Conditions Precedent to Each Advance. The obligations of the Lessor to make an Advance on a Funding Date, including the initial Advance occurring on any Acquisition Date, is subject to satisfaction or waiver of the following conditions precedent:

            (a) Funding Request. The Lessor shall have received a fully executed counterpart of the applicable Funding Request, executed by the Lessee.

            (b) Accuracy of Representations and Warranties. On the applicable Funding Date the representations and warranties of the Lessee contained herein and in each of the other Operative Documents to which it is a party and of the Guarantor contained in the Guaranty shall each be true and correct in all material respects as though made on and as of such date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

            (c) No Default. There shall not have occurred and be continuing any Default or Event of Default and no Default or Event of Default will have occurred after giving effect to the making of the Advance requested by such Funding Request.

            (d) Permits. In the case of an Advance relating to a Property, all permits and approvals required by any Governmental Authority in connection with the Construction for which such Advance is being made shall have been issued or obtained and shall be in full force and effect.

            (e) Title Policy Endorsement. In the case of an Advance relating to a Property, the Lessor shall have received an endorsement to the title policy delivered pursuant to this Lease, dated on or one Business Day before the date of such Advance, (i) indicating that since the date of the preceding Advance relating to such Property there has been no change in the state of title no additional survey exceptions not theretofor approved by the Lessor and (ii) updating the title policy to the date of such endorsement.


                              ARTICLE V

                CONDITIONS TO SUBSTANTIAL COMPLETION

      5.1. Conditions to Substantial Completion of a Property. Substantial Completion with respect to a Property shall be deemed to have occurred for purposes of the Operative Documents at such time as the Construction shall have been substantially completed in accordance with the Plans and Specifications and all Applicable Law and the Lessee shall have delivered to the Lessor a 3.1 zoning endorsement reasonably satisfactory to the Lessor, and such Property shall be ready for occupancy and operation, as evidenced by certificates of the Architect and the Construction Agent, the Prime Contractor's application for the payment to be made upon substantial completion and the issuance by the appropriate Governmental Authority of certificates of occupancy for all of the Improvements contemplated by the Plans and Specifications, all in form and substance reasonably satisfactory to the Lessor.


                             ARTICLE VI

                   REPRESENTATIONS AND WARRANTIES

      6.1. Representations of the Lessor. The Lessor represents and warrants to the Lessee that:

            (a) ERISA. The Lessor is not and will not be funding its Advances hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA, or a "plan" (as defined in Section 4975(e)(1) of the Code).

            (b) Status. The Lessor is a commercial bank, savings and loan association, savings bank, depository institution, insurance company, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof.

            (c) Corporate Power and Authority. The Lessor has the corporate power and authority to execute, deliver and perform the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights or by general equitable principles and except as the same may be limited by certain circumstances under law or court decisions in respect of provisions providing for indemnification of a party with respect to liability where such indemnification is contrary to public policy.

            (d) Investment Company Act. The Lessor is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      6.2. Representations of Lessee. The Lessee represents and warrants to the Lessor that:

            (a) Corporate Status. The Lessee (i) is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where the failure to do so might have a material adverse effect on it or its properties.

            (b) Corporate Power and Authority. The Lessee has the corporate power and authority to execute, deliver and perform the terms and provisions of the Operative Documents to which it is or will be a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Operative Documents to which it is a party and has duly executed and delivered each Operative Document required to be executed and delivered by it and, assuming the due authorization, execution and delivery thereof on the part of each other party thereto, each such Operative Document constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms, except as the same may be limited by insolvency, bankruptcy, reorganization or other similar laws relating to or affecting the enforcement of creditors' rights or by general equitable principles and except as the same may be limited by certain circumstances under law or court decisions in respect of provisions providing for indemnification of a party with respect to liability where such indemnification is contrary to public policy.

            (c) No Violation. Neither the execution, delivery and performance by the Lessee of the Operative Documents to which it is or will be a party nor compliance with the terms and provisions thereof, nor the consummation by the Lessee of the transactions contemplated therein (i) will result in a violation by the Lessee of any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality having jurisdiction over the Lessee or any Leased Asset that would materially adversely affect (x) the validity or enforceability of the Operative Documents to which the Lessee is a party, or the title to, or value or condition of, any Leased Asset, or (y) the business, financial position, or results of operations of the Lessee and its subsidiaries taken as a whole or the ability of the Lessee to perform its obligations under the Operative Documents,
      (ii) will result in any breach which would constitute a default under, or (other than pursuant to the Operative Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Lessee pursuant to the terms of, any indenture, loan agreement or other agreement for borrowed money to which the Lessee is a party or by which it or any of its property or assets is bound or to which it may be subject (other than Permitted Liens), or (iii) will violate any provision of the certificate of incorporation or by-laws of the Lessee.

            (d) Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Lessee, threatened (i) that are reasonably likely to have a material adverse effect on any Leased Asset or on the business, financial position or results of operations of the Lessee and its subsidiaries taken as a whole or (ii) that question the validity of the Operative Documents or the rights or remedies of the Lessor with respect to the Lessee or any Leased Asset under the Operative Documents.

            (e) Governmental Approvals. No Governmental Action by any Governmental Authority having jurisdiction over the Lessee or any Leased Asset is required to authorize or is required in connection with (i) the execution, delivery and performance by the Lessee of any Operative Document to which it is a party or (ii) the Construction, except for any such Governmental Action which is not yet required to be obtained and will be duly obtained at and when required by Applicable Law.

            (f) Investment Company Act. The Lessee is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (g) Public Utility Holding Company Act. The Lessee is not a "holding company" or a "subsidiary company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Company Act of 1935, as amended.

            (h) Provided Information. The information and materials which have been provided by the Lessee or any Affiliate of the Lessee to the Lessor in writing prior to the Closing Date are true and accurate in all material respects on the date as of which such information and materials are dated or certified and are not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided.

            (i) Taxes. All United States Federal income tax returns and all other tax returns which are required to have been filed have been or will be filed by or on behalf of the Lessee by the respective due dates, including extensions, and all taxes due with respect to the Lessee shown on such returns or pursuant to any assessment received by the Lessee have been or will be paid or are being contested in good faith by the Lessee by appropriate procedures. The charges, accruals and reserves on the books of the Lessee in respect of taxes or other governmental charges are, in the opinion of the Lessee, adequate.

            (j) Environmental Laws. The Lessee is in compliance with all Environmental Laws relating to pollution and environmental control in all domestic jurisdictions in which all real property of the Lessee, including all Land, is located, other than those the non-compliance with which would not have a material adverse effect on any Land or the business, financial position or results of operations of the Lessee and its subsidiaries taken as a whole.

            (k) Offer of Securities, etc. Neither the Lessee nor any Person authorized to act on the Lessee's behalf has, directly or indirectly, offered any interest in any Leased Asset or any other interest similar thereto (the sale or offer of which would be integrated with the sale or offer of such interest in any Leased Asset), for sale to, or solicited any offer to acquire any of the same from, any Person other than the Lessor and other "accredited investors" (as defined in Regulation D of the Securities and Exchange Commission).

            (l) Properties. Each Prime Construction Contract for a Property will provide for construction of the Improvements thereto for a fixed price or a guaranteed maximum price on or before a date certain, will contain customary retainage provisions and otherwise be in form and substance reasonably satisfactory to the Lessor. Each Property as improved in accordance with the Plans and Specifications for such Property and the contemplated use thereof by the Lessee and its agents, assignees, employees, lessees, licensees and tenants will comply in all material respects with all Requirements of Law (including, without limitation, all zoning and land use laws) and Insurance Requirements, except for such Requirements of Law as the Lessee shall be contesting in good faith by appropriate proceedings. Upon Substantial Completion of the Construction of the Improvements to each Property, all water, sewer, electric, gas, telephone and drainage facilities and all other utilities required to adequately service such Improvements for its intended use will be available pursuant to adequate permits (including any that may be required under applicable Environmental Laws). There is no action, suit or proceeding (including any proceeding in condemnation or eminent domain or under any Environmental Law) pending or, to the best of the Lessee's knowledge, threatened with respect to the Lessee, its Affiliates or such Property which materially adversely affects the title to, or the use, operation or value of, such Property. No fire or other casualty with respect to such Property has occurred which fire or other casualty has had a material adverse effect on the value or condition of such Property. All utilities serving such Property, or proposed to serve such Property in accordance with the related Plans and Specifications, are located in, and vehicular access to the Improvements on such Property is provided by, either public rights-of-way abutting such Property or Appurtenant Rights. All material licenses, approvals, authorizations, consents, permits (including, without limitation, building, demolition and environmental permits, licenses, approvals, authorizations and consents), easements and rights-of-way, including proof and dedication, required for (x) the use, treatment, storage, transport, disposal or disposition of any Hazardous Substance on, at, under or from such Property, and (y) construction of the Improvements in accordance with the Plans and Specification and the Construction Agency Agreement have either been obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, or will be obtained from the appropriate Governmental Authorities having jurisdiction or from private parties, as the case may be, prior to commencing any such construction or use and operation, as applicable.

            (m) Aircraft. Neither the execution and delivery of a Lease Supplement relating to Aircraft nor any of the transactions relative to Aircraft contemplated by this Lease, require the consent or approval of the FAA, except for notice pursuant to FAA Regulation ss.91.23 (14 C.F.R. ss.91.23).

            (n) Title; Ground Lease. The Lessor will at all times during the Base Term have good title to all Improvements, subject only to Permitted Liens. Each Ground Lease, if any, is in form and substance sufficient to convey a valid leasehold interest in the applicable Land. Each Deed is in form and substance sufficient to convey to the Lessor good and marketable title to the applicable Property subject only to Permitted Liens.

            (o) Insurance. The Lessee carries insurance with reputable insurers in respect of its material assets, in such manner, in such amounts and against such risks as is customarily maintained by other Persons of similar size engaged in similar business.

            (p) Flood Hazard Areas. Except as otherwise identified on the survey delivered pursuant to Section 4.2(b), no portion of any Property is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable agency. If any Property is located in such an area, then flood insurance has been obtained for such Property in accordance with
      Section 17.2 and in accordance with the National Flood Insurance Act of 1968, as amended.

            (q) Defaults. The Lessee is not in default under (and no event has occurred which with the giving of notice or lapse of time would result in a default under) any instrument evidencing any debt or any agreement relating thereto or any mortgage, deed of trust, security agreement, lease, franchise or other agreement to which the Lessee is a party or by which the Lessee or any of its properties or assets is bound or to which it may be subject.

            (r) Use of Advances. No part of any Advance will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of debt that was incurred for the purposes of purchasing or carrying, any margin security as such term is defined in Section 207.2 of Regulation G of the Board of Governors of the Federal Reserve System (12 C.F.R., Chapter II, Part 207).

            (s)   Solvency.  The Lessee is Solvent.

      6.3. Representations of the Lessee with Respect to Each Advance. The Lessee represents and warrants to the Lessor as of each Funding Date as follows:

            (a) Representations. The representations and warranties of the Lessee and of the Guarantor set forth in the Operative Documents (including the representations and warranties set forth in Section 6.2) are true and correct in all material respects on and as of such Funding Date, except to the extent such representations or warranties relate solely to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. There exists no Default or Event of Default, and no Default or Event of Default will occur as a result of, or after giving effect to, the Advance requested by the Funding Request on such date.

            (b) Improvements. In the case of a Funding Date for any Property, the Construction of the Improvements to such Property to date, if any, has been performed in a good and workmanlike manner, substantially in accordance with the Plans and Specifications for such Property and in compliance with all material Insurance Requirements and Requirements of Law.

            (c) Liens. The Lessee has not permitted Liens to be placed against any Leased Asset other than Permitted Liens.

            (d) Advance. The conditions precedent to such Advance set forth in Article IV have been satisfied. The amount of the Advance requested represents amounts owed to third parties in respect of Land Acquisition Costs or to the Lessee or third parties in respect of Other Asset Acquisition Costs or owed or paid by the Construction Agent to third parties in respect of Property Improvements Costs and Transaction Expenses, in each case incurred prior to the date of such Advance and for which neither the Lessee nor the Construction Agent has previously been reimbursed by an Advance, provided that this representation shall not apply to any portion of an Advance made on Substantial Completion which is to be used to pay for open punch list items or other holdbacks. With respect to any portion of an Advance made on Substantial Completion which is to be used to pay for open punch list items or other holdbacks, the Lessee represents that such portion will be used for such purpose to the extent that a contractor is entitled thereto and that neither the Lessee nor the Construction Agent has previously been reimbursed therefor by an Advance.


                             ARTICLE VII

                        PAYMENT OF RENT; FEES

      7.1. Rent. The Lessee shall pay Base Rent in arrears on each Leased Asset on each Payment Date during the Base Term for such Leased Asset, on the date required under Section 24.1(i) in connection with the Lessee's exercise of the Remarketing Option and on any date on which this Lease shall terminate. Base Rent shall be calculated as provided in Appendix 2 hereto.

      7.2. Payment of Rent. Rent shall be paid absolutely net to the Lessor, so that this Lease shall yield to the Lessor the full amount thereof, without setoff, deduction or reduction. Neither the Lessee's inability or failure to take possession of all or any portion of any Leased Asset when delivered by the Lessor, whether or not attributable to any act or omission of the Lessee or any act or omission of the Lessor, or for any other reason whatsoever, shall delay or otherwise affect the Lessee's obligation to pay Rent for such Leased Asset in accordance with the terms of this Lease.

      7.3. Supplemental Rent. The Lessee shall pay to the Lessor any and all Supplemental Rent promptly after receipt of an invoice therefor as the same shall become due and payable, and if the Lessee fails to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Base Rent. The Lessee shall pay to the Lessor, as Supplemental Rent, among other things, on demand, interest at the applicable Overdue Rate on any installment of Base Rent not paid when due for the period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due or demanded by the Lessor for the period from the due date or the date of any such demand, as the case may be, until the same shall be paid. The expiration or other termination of the Lessee's obligations to pay Base Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent. Unless expressly provided otherwise in this Lease, in the event of any failure on the part of the Lessee to pay and discharge any Supplemental Rent as and when due, the Lessee shall also promptly pay and discharge any fine, penalty, interest or cost which may be assessed or added under any agreement with a third party for nonpayment or late payment of such Supplemental Rent, all of which shall also constitute Supplemental Rent.

      7.4. Fees. The Lessee hereby agrees to pay to the Lessor the fees set forth in this Section 7.4. All such fees shall be non-refundable, except as may otherwise be provided in the Fee Letter.

            (a) Fee Letter. The Lessee shall pay to the Lessor the fees set forth in the Fee Letter, under which certain amounts shall be payable on the Closing Date and may be capitalized and included in the Lease Balance from the relevant Leased Asset. The Fee Letter may be supplemented from time to time in connection with the acquisition of additional Leased Assets.

            (b) Commitment Fee. The Lessee shall pay to the Lessor for each Leased Asset, for the period (including any portion thereof when the Lessor's obligations pursuant to Section 3.1 are suspended by reason of the Lessee's inability to satisfy any condition of Article IV) commencing on (and including) the Closing Date and continuing to (but excluding), in the case of the Lessor Commitment Fee, the Base Date for such Leased Asset, and, in the case of the Liquidity Commitment Fee, the Expiration Date for such Leased Asset, a Commitment Fee (the "Commitment Fee") as set forth in Appendix 2.

      7.5. Capitalized Interest. If and to the extent that the Lessee does not request an Advance to pay any Capitalized Interest, then the Lessee will pay the amount thereof to the Lessor on the last day of the Interest Period during which such Capitalized Interest has accrued.

      7.6. Method of Payment. Each payment of Rent or any other amount due hereunder shall be made by the Lessee to the Lessor prior to 1:00 p.m., New York City time, at the place of payment designated in writing by the Lessor in funds consisting of lawful currency of the United States of America which shall be immediately available on the scheduled date when such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next succeeding Business Day. Payments received after 1:00 p.m., New York City time, on any day shall be deemed received on the next succeeding Business Day. If requested by the Lessee, the Lessor shall make arrangements to permit payments hereunder to be made by the automated clearing house payments system.

                            ARTICLE VIII

                  QUIET ENJOYMENT; RIGHT TO INSPECT

      8.1. Quiet Enjoyment. Subject to Sections 2.4 and 8.2, and subject to the rights of the Lessor contained herein and the other terms of the Operative Documents to which the Lessee is a party, the Lessee shall peaceably and quietly have, hold and enjoy each Leased Asset for the Base Term applicable thereto, free of any claim or other action by the Lessor or anyone claiming by, through or under the Lessor (other than the Lessee) with respect to any matters arising from and after the Acquisition Date. Such right of quiet enjoyment is independent of, and shall not affect the Lessor's rights otherwise to initiate legal action to enforce, the obligations of the Lessee under this Lease.

      8.2. Right to Inspect. During the Lease Term, the Lessee shall, upon reasonable notice from the Lessor (except that no notice shall be required if an Event of Default under this Lease has occurred and is continuing), permit the Lessor and its authorized representatives to inspect any Leased Asset during normal business hours. Lessor and its authorized representatives shall maintain the confidentiality of any confidential information obtained during the course of any inspection and, at the request and expense of the Lessee, shall execute and deliver non-disclosure agreements to such effect as may be reasonably appropriate.

                             ARTICLE IX

                           NET LEASE, ETC.

      9.1. Net Lease. This Lease shall constitute a net lease. Any present or future law to the contrary notwithstanding, this Lease shall not terminate, nor shall the Lessee be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Rent, nor shall the obligations of the Lessee hereunder be affected (except as expressly herein permitted and by performance of the obligations in connection therewith) by reason of: (i) any defect in the condition, merchantability, design, construction, quality or fitness for use of any Leased Asset or any part thereof, or the failure of any Leased Asset to comply with all Requirements of Law, including any inability to occupy or use any Leased Asset by reason of such non-compliance; (ii) any damage to, removal, abandonment, salvage, loss, contamination of or Release from, scrapping or destruction of or any requisition or taking of any Leased Asset or any part thereof; (iii) any restriction, prevention or curtailment of or interference with any use of the Leased Asset or any part thereof including eviction; (iv) any defect in title to or rights to any Leased Asset or any Lien on such title or rights or on any Leased Asset (other than Lessor Liens); (v) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by the Lessor; (vi) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee or any other Person, or by any court, in any such proceeding; (vii) any claim that the Lessee has or might have against any Person, including without limitation the Lessor and any vendor, manufacturer, contractor of or for any portion of any Leased Asset; (viii) any failure on the part of the Lessor to perform or comply with any of the terms of this Lease (other than performance by Lessor of its obligations set forth in Section 2.1 hereof), of any other Operative Document or of any other agreement; (ix) any invalidity or unenforceability or illegality or disaffirmance of this Lease against or by the Lessee or any provision hereof or any of the other Operative Documents or any provision of any thereof; (x) any restriction, prevention or curtailment of or interference with the construction on or any use of any Leased Asset or any part thereof; or (xi) any other cause or circumstances, similar to the foregoing and whether or not the Lessee shall have notice or knowledge of any of the foregoing. The agreement of the Lessee in the preceding sentence shall not affect any claim, action or right that the Lessee may have against the Lessor or any other Person. The parties intend that the obligations of the Lessee hereunder shall be covenants and agreements that are separate and independent from any obligations of the Lessor hereunder or under any other Operative Documents and the obligations of the Lessee shall continue unaffected unless such obligations shall have been modified or terminated in accordance with an express provision of this Lease.

      9.2. No Termination or Abatement. The Lessee shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting the Lessor, or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator of the Lessor or by any court with respect to the Lessor. The Lessee hereby waives all right
(i) to terminate or surrender this Lease (except as provided herein) or
(ii) to avail itself of any abatement, suspension, deferment, reduction, setoff, counterclaim or defense with respect to any Rent. The Lessee shall remain obligated under this Lease in accordance with its terms and the Lessee hereby waives any and all rights now or hereafter conferred by statute or otherwise to modify or to avoid strict compliance with its obligations under this Lease. Notwithstanding any such statute or otherwise, the Lessee shall be bound by all of the terms and conditions contained in this Lease.

                              ARTICLE X

                              SUBLEASES

      10.1. Subletting. The Lessee may, without the consent of the Lessor, sublease any Leased Asset or any portion thereof to any Person who, to the best of Lessee's knowledge, has not filed, or had filed against it, insolvency proceedings or a petition under the bankruptcy laws of the United States. No sublease or other relinquishment of possession of such Leased Asset shall in any way discharge or diminish any of the Lessee's obligations to the Lessor hereunder and the Lessee shall remain directly and primarily liable under this Lease as to such Leased Asset, or portion thereof, so sublet. Any sublease of such Leased Asset shall expressly be made subject to and subordinated to this Lease and to the rights of the Lessor hereunder. No such sublease may provide for use of such Leased Asset by the sublessee in a manner materially different than that of the Lessee prior to the sublease. In connection with any sublease, the Lessee may request the Lessor to enter into a customary non-disturbance agreement with the sublessee. The Lessor will act in a commercially reasonable manner in determining whether or not to enter into such non-disturbance agreement.



                             ARTICLE XI
                       LESSEE ACKNOWLEDGMENTS

      11.1. Condition of the Properties. THE LESSEE ACKNOWLEDGES AND AGREES THAT ALTHOUGH THE LESSOR WILL OWN AND HOLD TITLE TO THE IMPROVEMENTS, THE CONSTRUCTION AGENT IS SOLELY RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AGENCY AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND CONSTRUCTION OF THE IMPROVEMENTS AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING EACH LEASED ASSET "AS IS" WITHOUT, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) BY THE LESSOR AND SUBJECT TO (A) THE EXISTING STATE OF TITLE, (B) THE RIGHTS OF ANY PARTIES IN POSSESSION THEREOF, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW, AND (D) VIOLATIONS OF REQUIREMENTS OF LAW WHICH MAY EXIST ON THE DATE HEREOF OR AT ANY TIME HEREAFTER. THE LESSOR HAS NOT MADE, EXCEPT AS EXPRESSLY OTHERWISE PROVIDED HEREIN, AND SHALL NOT BE DEEMED TO HAVE MADE ANY REPRESENTATION, WARRANTY OR COVENANT (EXPRESS OR IMPLIED) AND SHALL NOT BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE (OTHER THAN FOR LESSOR LIENS), VALUE, HABITABILITY, USE, CONDITION, DESIGN, OPERATION, OR FITNESS FOR USE OF ANY LEASED ASSET (OR ANY PART THEREOF), OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY LEASED ASSET (OR ANY PART THEREOF) AND THE LESSOR SHALL NOT BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN (OTHER THAN FOR LESSOR LIENS) OR THE FAILURE OF ANY LEASED ASSET, OR ANY PART THEREOF, TO COMPLY WITH ANY REQUIREMENT OF LAW.

      11.2. Risk of Loss. During the Construction Period and the Base Term for any Leased Asset, the risk of loss of or decrease in the enjoyment and beneficial use of such Leased Asset as a result of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by the Lessee, and the Lessor shall in no event be answerable or accountable therefor.



                             ARTICLE XII
                      POSSESSION AND USE, ETC.


      12.1. Possession and Use. Each Leased Asset shall be used as described in the applicable Lease Supplement therefor and in a manner consistent with the standards applicable to properties of a similar nature in the geographic area in which such Leased Asset is located or operated and in any event not less than the standards applied by the Lessee and its Affiliates for other comparable properties owned or leased by the Lessee and its Affiliates.

      12.2. Charges. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of such Leased Asset as contemplated by this Lease. The Lessee shall not commit or permit any waste of such Leased Asset or any part thereof. The Lessee shall pay or cause to be paid all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents and utilities used in or on each Property through the Expiration Date. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, shall be promptly paid over to the Lessee.

      12.3. Compliance with Requirements of Law and Insurance Requirements. Subject to the terms hereof relating to permitted contests, the Lessee, at its sole cost and expense, shall (i) comply in all material respects with all Requirements of Law and Insurance Requirements relating to each Leased Asset, including the construction, use, operation, maintenance, repair and restoration thereof and the remarketing thereof pursuant to Article XXIV, whether or not compliance therewith shall require structural or extraordinary changes in any Improvements or interfere with the use and enjoyment of such Leased Asset, and (ii) procure, maintain and comply in all material respects with all material licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, operation, maintenance, repair and restoration of the Leased Assets.


                            ARTICLE XIII

                   MAINTENANCE AND REPAIR; RETURN

      13.1. Maintenance and Repair. (a) The Lessee, at its sole cost and expense, shall maintain each Leased Asset in good condition (ordinary wear and tear excepted) and make all necessary repairs thereto, of every kind and nature whatsoever, whether interior or exterior, ordinary or extraordinary, structural or nonstructural or foreseen or unforeseen, in each case as required by all Requirements of Law and Insurance Requirements and on a basis consistent with the operation and maintenance of properties comparable in type and location to such Leased Asset and in no event less than the standards applied by the Lessee and its Affiliates in the operation and maintenance of other comparable properties owned or leased by the Lessee and its Affiliates.

      (b) The Lessor shall under no circumstances be required to build any improvements on any Property, make any replacements, alterations or renewals of any nature or description to any Leased Asset or make any expenditure whatsoever in connection with this Lease (other than for Advances made in accordance with and pursuant to the terms of this Lease and the Construction Agency Agreement). The Lessor shall not be required to maintain, repair or rebuild all or any part of any Leased Asset, and the Lessee waives any right to (i) require the Lessor to maintain, repair, or rebuild all or any part of any Leased Assets, or (ii) make repairs at the expense of the Lessor pursuant to any Requirement of Law, Insurance Requirement, contract, agreement, or covenant, condition or restriction in effect at any time during the Base Term applicable to any Leased Asset.

      (c) With respect to Aircraft, without limiting the generality of
Section 13.1(a), the Lessee, at its sole cost and expense, shall: (i) maintain, service, repair, overhaul and test such Aircraft (A) so as to keep such Aircraft in operating condition as good as when delivered to the Lessee hereunder, ordinary wear and tear excepted, and (B) so as to keep such Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the Federal Aviation Act of 1958, as amended, except during such period or periods as such Aircraft is being overhauled, maintained, serviced, repaired or tested; (ii) maintain all records, logs and other materials required by the FAA to be maintained in respect of such Aircraft; and (iii) promptly furnish to the Lessor such notification and take such other action on the Lessor's behalf as may be required to be filed by the Lessor with any governmental authority because of the Lessor's interest in such Aircraft. The Lessee shall forthwith upon the Acquisition Date with respect to any Aircraft, cause such Aircraft to be fully registered and at all times thereafter to remain duly registered in the name of the Lessee. The Lessee shall affix or cause to be affixed to each Aircraft in the place designated by the Lessor (or, if no such place shall have been designated, in a prominent place), labels, plates or other markings stating that such Aircraft is owned by the Lessor. The Lessee shall not without the prior permission of the Lessor change or remove (or permit to be changed or removed or otherwise permit a decrease in the visibility of) any insignia or lettering which is on any Aircraft at the time of delivery thereof or which is thereafter placed thereon indicating the Lessor's ownership thereof.

      13.2. Return. (a) The Lessee shall, upon the expiration or earlier termination of this Lease, vacate and surrender each Leased Asset to the Lessor in its then-current, "AS IS" condition, subject to the Lessee's obligations under Sections 12.3, 13.1, 14.1, 15.1, 18.1(d), 18.2 and 24.1,
unless the Lessee has purchased such Leased Asset from the Lessor as provided herein.

      (b) Upon termination of the lease of any Aircraft, the Lessee shall have the option of having the aircraft engines installed on such Aircraft be engines of the same model as the original Engines or substitute engines suitable and approved by the FAA for such Aircraft, free and clear of all Liens, encumbrances or rights of others whatsoever and having a value and utility at least equal to, and being in as good operation and condition, ordinary wear and tear excepted, as such original Engines. "Ordinary wear and tear" as used herein is intended to reflect the FAA regulations pertaining to the requirement of a periodic overhauling of aircraft engines. Thus, in returning the Engines, the Lessee, under normal circumstances, shall be required to overhaul them only if the total flying hours of such Engines would require an overhaul under the FAA regulations. Upon the return of any Aircraft, the Lessee shall (i) deliver to the Lessor or its designee, all logs, manuals, inspection data, modification and overhaul records or copies thereof which are applicable to such Aircraft and are of the type that the Lessee customarily retains or is required by law to retain with respect to its own aircraft and (ii) at its own expense, will cause such Aircraft, if not then registered in the name of the Lessor, to be registered in the name of the Lessor or its designee. At the time of such return such Aircraft shall be duly certified as airworthy by the FAA.

                             ARTICLE XIV

                         MODIFICATIONS, ETC.

      14.1. Modifications, Substitutions and Replacements. After the date of Substantial Completion for any Leased Asset consisting of Property and after the Acquisition Date for any Other Asset, the Lessee, at its sole cost and expense, may at any time and from time to time make alterations, renovations, improvements and additions to such Leased Asset or any part thereof and substitutions and replacements therefor (collectively, "Modifications"); provided, however, that: (i) except for any Modification required to be made pursuant to a Requirement of Law (a "Required Modification"), no Modification shall impair the value, utility or useful life of such Leased Asset or any part thereof from that which existed immediately prior to such Modification; (ii) the Modification shall be done expeditiously and in a good and workmanlike manner; (iii) the Lessee shall comply with all Requirements of Law and Insurance Requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy, and the structural integrity of such Leased Asset shall not be adversely affected; (iv) subject to the terms of Article XVI relating to permitted contests, the Lessee shall pay all costs and expenses and shall discharge (or cause to be insured or bonded over) within sixty (60) days after the same shall be filed (or otherwise become effective) any Liens arising with respect to the Modification; (v) such Modifications shall comply with Section 13.1(a); and (vi) the Lessee shall be required to obtain the prior written approval of the Lessor, which approval shall not be unreasonably withheld, with respect to any alterations (other than Required Modifications and/or alterations authorized by the Construction Agency Agreement) that shall (A) materially affect any structural element of the Improvements to any Property or major building system therein, or (B) cost in excess of the Threshold Amount or
(C) materially change the nature of the Improvements to any Property or the amount of usable area therein or the utility thereof for the purposes contemplated by the Lessor and the Lessee as of the date hereof and the date of the Lease Supplement therefor. All Modifications shall remain part of such Leased Asset and shall be subject to this Lease and title thereto shall immediately vest in the Lessor; provided, however, that Modifications that meet each of the following conditions shall not be subject to this
Lease: (x) such Modifications are not Required Modifications, (y) such Modifications were not financed by the Lessor and (z) such Modifications are readily removable without impairing the value, utility or remaining useful life of the related Leased Asset. So long as no Event of Default has occurred and is continuing, the Lessee may place upon each Leased Asset any trade fixtures, machinery, equipment or other property belonging to the Lessee or third parties and may remove the same at any time during the Lease Term, subject, however, to the terms of Section 13.1; provided that such trade fixtures, machinery, equipment or other property do not materially impair the value, utility or remaining useful life of such Leased Asset; and provided, further, that the Lessee shall keep and maintain at each Property and shall not remove from such Property any Equipment financed or otherwise paid for (directly or indirectly) by the Lessor pursuant to this Lease. Notwithstanding the foregoing proviso, the Lessee may substitute other equipment for such Equipment, which substituted equipment shall have a Fair Market Sales Value and remaining useful life at least equivalent to the Equipment for which it was substituted and, without further act, such substituted equipment shall be Equipment hereunder and be part of the applicable Property.

                             ARTICLE XV

                     WARRANT OF TITLE; EASEMENTS

      15.1. Warrant of Title. (a) The Lessee agrees that except as otherwise provided herein and subject to the terms of Article XVI relating to permitted contests, the Lessee shall not directly or indirectly create or allow to remain, and shall promptly discharge at its sole cost and expense, any Lien, defect, attachment, levy, title retention agreement or claim upon any Leased Asset or any Modifications or any Lien, attachment, levy or claim with respect to the Rent, other than Permitted Liens.

      (b) Nothing contained in this Lease shall be construed as constituting the consent or request of the Lessor, expressed or implied, to or for the performance by any contractor, mechanic, laborer, materialman, supplier or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to any Leased Asset or any part thereof. NOTICE IS HEREBY GIVEN THAT THE LESSOR IS NOT AND SHALL NOT BE LIABLE FOR ANY LABOR, SERVICES OR MATERIALS FURNISHED OR TO BE FURNISHED TO THE LESSEE, OR TO ANYONE HOLDING ANY LEASED ASSET OR ANY PART THEREOF THROUGH OR UNDER THE LESSEE, AND THAT NO MECHANIC'S OR OTHER LIENS FOR ANY SUCH LABOR, SERVICES OR MATERIALS SHALL ATTACH TO OR AFFECT THE INTEREST OF THE LESSOR, IN AND TO ANY LEASED ASSET.

      15.2. Grants and Releases of Easements; Lessor's Waivers. Provided that no Default or Event of Default shall have occurred and be continuing and subject to the provisions of Articles XII, XIII and XIV, the Lessor hereby consents in each instance to the following actions by the Lessee, but at the Lessee's sole cost and expense: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair, or maintenance of any Property as herein provided and to give effect to the state of title in effect for such Property as set forth in the title policy therefor; (b) the release of existing easements or other rights in the nature of easements which are for the benefit of any Property; (c) if required by applicable Governmental Authority in connection with the Construction, the dedication or transfer of unimproved portions of any Land for road, highway or other public purposes; and (d) the execution of amendments to any covenants and restrictions affecting any Property; provided, however, that in each case (i) such grant, release, dedication, transfer or amendment does not materially impair the value, utility or remaining useful life of any Property, (ii) such grant, release, dedication, transfer or amendment is reasonably necessary in connection with the use, maintenance, alteration or improvement of any Property, (iii) such grant, release, dedication, transfer or amendment will not cause any Property or any portion thereof to fail to comply in any material respect with the provisions of this Lease or any other Operative Documents and all Requirements of Law (including, without limitation, all applicable zoning, planning, building and subdivision ordinances, all applicable restrictive covenants and all applicable architectural approval requirements); (iv) all governmental consents or approvals required prior to such grant, release, dedication, transfer or amendment have been obtained, and all filings required prior to such action have been made; (v) such grant, release, dedication, transfer or amendment will not result in any down-zoning of any Property or any portion thereof or a material reduction in the maximum density or development rights available to any Property under all Requirements of Law; (vi) the Lessee shall remain obligated under this Lease and under any Operative Document executed by the Lessee consenting to the assignment of the Lessor's interest in this Lease as security for Advances made by it to the Lessor, in each such case in accordance with their terms, as though such grant, release, dedication, transfer or amendment had not been effected; and (vii) the Lessee shall pay and perform any obligations of the Lessor under such grant, release, dedication, transfer or amendment. The Lessor acknowledges the Lessee's right to finance and to secure under the Uniform Commercial Code, inventory, furnishings, furniture, equipment, machinery, leasehold improvements and other personal property located at any Property other than Equipment, and Lessor agrees to execute Lessor waiver forms in favor of any purchase money seller, lessor or lender which has financed or provided or may finance or provide in the future such items. Without limiting the effectiveness of the foregoing, provided that no Default or Event of Default shall have occurred and be continuing, the Lessor shall, upon the request of the Lessee, and at the Lessee's sole cost and expense, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication, transfer or amendment to any Person permitted under this Section 15.2, including landlord waivers with respect to any of the foregoing.

                             ARTICLE XVI

                         PERMITTED CONTESTS

      16.1. Permitted Contests in Respect of Applicable Law. If, to the extent and for so long as (a) a test, challenge, appeal or proceeding for review of any Applicable Law relating to any Leased Asset shall be prosecuted diligently and in good faith in appropriate proceedings by the Lessee or (b) compliance with such Applicable Law shall have been excused or exempted by a valid nonconforming use, variance permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Law but only if and so long as any such test, challenge, appeal, proceeding, waiver, extension, forbearance or noncompliance shall not, in the reasonable opinion of the Lessor, involve (A) any risk of criminal liability being imposed on the Lessor, or (B) any material risk of
(1) foreclosure, forfeiture or loss of any Leased Asset or any material part thereof, or (2) the nonpayment of Rent or (C) any substantial danger of (1) the sale of, or the creation of any Lien (other than a Permitted
Lien) on, any part of any Leased Asset, (2) civil liability being imposed on the Lessor, or (3) enjoinment of, or interference with, the use, possession or disposition of any Leased Asset in any material respect. The Lessor will not be required to join in any proceedings pursuant to this
Section 16.1 unless a provision of any Applicable Law requires that such proceedings be brought by or in the name of the Lessor; and in that event the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name if and so long as (i) no Default or Event of Default has occurred and is continuing, (ii) the Lessee has not elected the Remarketing Option, and (iii) the Lessee pays all related expenses and indemnifies the Lessor to its reasonable satisfaction.

                            ARTICLE XVII

                              INSURANCE

      17.1. Public Liability and Workers' Compensation Insurance. (a) Property. With respect to each Property, the Lessee shall procure and carry commercial general liability insurance for claims for bodily injury or death sustained by persons or damage to property while on such Property and such other public liability coverages as are ordinarily procured by the Lessee or its Affiliates who own or operate similar properties. Such insurance shall be on terms and in amounts that are materially no less favorable than insurance maintained by the Lessee or its Affiliates with respect to similar properties that they own and that are in accordance with normal industry practice in the state in which such Property is located. The Lessee shall, in the construction of the Improvements (including in connection with any Modifications thereof) and the operation of any Property, comply with, or cause the applicable contractor to comply with, all applicable workers' compensation laws. The insurance required by this clause (a) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage to the extent approved in writing by the Lessor.

      (b) Aircraft. With respect to each Aircraft, the Lessee shall procure or cause to be procured and maintain or cause to be maintained public liability insurance with respect to such Aircraft, covering both bodily personal injury and damage to property (as to all Persons, including employees of the Lessee or the Lessor). Policies covering bodily injury and property damage shall provide for coverage in an amount which is not less than the public liability and property damage insurance usually carried with respect to aircraft similar to such Aircraft by corporations of a similar size engaged in the same or similar business and similarly situated with the Lessee and its Affiliates; provided, that such insurance shall at all times be in an amount not less than $30,000,000 per occurrence.

      (c) Other Assets. With respect to any Other Asset other than Aircraft, the Lessee will carry public liability insurance and property damage insurance with respect to such Other Asset (i) in amounts which are not less than the public liability and property damage insurance applicable to similar assets owned, leased or held by the Lessee and its Affiliates and (ii) of the types usually carried by corporations engaged in the same or a similar business, similarly situated with the Lessee and its Affiliates, and owning or operating similar assets in the state in which such Other Asset is located and which cover risk of the kind customarily insured against by such corporations. The insurance required by this clause
(c) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage to the extent approved in writing by the Lessor.

      17.2. Hazard and Other Insurance. (a) Property. With respect to each Property, the Lessee shall keep, or cause to be kept, such Property insured against loss or damage by fire, earthquake, flood and other risks on terms and in amounts that are no less favorable than insurance covering other similar properties owned by the Lessee or its Affiliates and that are in accordance with normal industry practice, provided that such insurance shall at all times be in an amount not less than the greater of the Lease Balance of such Property or the replacement cost thereof. During the construction of any Improvements the Lessee shall also maintain or cause to be maintained builders' risk insurance or equivalent coverages. The insurance required by this Clause (a) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage to the extent approved in writing by the Lessor.

      (b) Aircraft. With respect to each Aircraft, the Lessee shall procure or cause to be procured and maintain or cause to be maintained all risk aircraft hull insurance with respect to such Aircraft, of the type and in substantially the amounts usually carried by corporations engaged in the same or similar business and similarly situated with the Lessee and its Affiliates; provided that such insurance shall at all times be in an amount not less than the Lease Balance of such Aircraft at such time.

      (c) Other AssetsWith respect to any Other Asset other than Aircraft, the Lessee will maintain in effect physical damage insurance with respect to such Other Asset which is of the type usually carried by corporations engaged in the same or similar business, similarly situated with the Lessee and its Affiliates, and owning or operating similar equipment and which covers risk of the kind customarily insured against by such corporations, and in substantially the amount applicable to similar assets owned, leased or held by the Lessee and its Affiliates; provided that such insurance shall at all times be in an amount not less than the aggregate Lease Balance of all such Other Assets. The insurance required by this clause (c) may be subject to such deductibles and the Lessee may self-insure with respect to the required coverage to the extent approved in writing by the Lessor.

      17.3. Insurance Coverage. (a) Upon request the Lessee shall furnish the Lessor with certificates showing the insurance required under Sections
17.1 and 17.2 to be in effect and naming the Lessor, the Receivable Purchaser, the Conduits and the Liquidity Providers as additional insureds with respect to liability coverage (excluding worker's compensation insurance), and naming the Lessor as loss payee with respect to property coverage and showing the mortgagee endorsement required by Section 17.3(c) with respect to such coverage. All such insurance shall be at the sole cost and expense of the Lessee and shall be maintained with respect to each Leased Asset from the Acquisition Date thereof through the Expiration Date therefor. Such certificates shall include a provision for no less than ten
(10) days' advance written notice by the insurer to the Lessor in the event of cancellation or reduction of such insurance. In addition, the Lessee shall cause the Lessor, the Receivable Purchaser, the Conduits and the Liquidity Providers to be named as additional insureds under the liability policies maintained with respect to the Construction for each Property.

      (b) The Lessee agrees that the insurance policy or policies required by Sections 17.1 and 17.2, shall include an appropriate clause pursuant to which such policy shall provide that it will not be invalidated should the Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy, and that the insurance in favor of the Lessor and the other additional insureds and their rights under and interests in said policies shall not be invalidated or reduced by any act or omission or negligence of the Lessee or any other Person having any interest in any Leased Asset. The Lessee and the Lessor each hereby waives any and all rights against the other for loss or damage to or loss of use of its property to the extent of payments made under its property insurance so long as such waiver shall not affect its rights to recover under such insurance.

      (c) Except as otherwise permitted by clause (d), all such insurance shall be written by reputable insurance companies that are financially sound and solvent and otherwise reasonably appropriate considering the amount and type of insurance being provided by such companies. Any insurance company selected by the Lessee which is rated in Best's Insurance Guide or any successor thereto (or if there be none, an organization having a similar national reputation) shall have a general policyholder rating of "A" and a financial rating of at least "VIII" or be otherwise acceptable to the Lessor. All insurance policies required by Section 17.2 shall include a standard form mortgagee endorsement in favor of the Lessor.

      (d) The Lessor shall not carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article XVII except that the Lessor may carry separate liability insurance so long as (i) the Lessee's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Lessee's policy and
(ii) each such insurance policy will not cause the Lessee's insurance required under this Article XVII to be subject to a coinsurance exception of any kind. Each policy maintained by the Lessee shall specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which the Lessor may have in force.

      (e) The Lessee shall pay as they become due all premiums for the insurance required by Section 17.1 and Section 17.2, and shall renew or replace each policy prior to the expiration date thereof. Throughout the Base Term for any Leased Asset, at the time each of the Lessee's insurance policies is renewed (but in no event less frequently than once each year), the Lessee shall deliver to the Lessor certificates of insurance evidencing that all insurance required by this Article XVII with respect to such Leased Asset is being maintained by the Lessee and is in effect.

      (f) All insurance proceeds in respect of any property damage loss or occurrence for which the proceeds related thereto are (i) less than or equal to the Threshold Amount, in the absence of the occurrence and continuance of a Default or Event of Default, shall be adjusted by and paid to the Lessee for application toward the reconstruction, repair or refurbishment of the applicable Leased Asset and (ii) greater than the Threshold Amount, shall be adjusted jointly by the Lessee and the Lessor (unless a Default or Event of Default has occurred and is continuing, in which case such proceeds shall be adjusted solely by the Lessor) and held by the Lessor for application in accordance with Article XVIII hereof.

                            ARTICLE XVIII

          CASUALTY AND CONDEMNATION; ENVIRONMENTAL MATTERS

      18.1. Casualty and Condemnation. (a) Subject to the provisions of this Article XVIII, if all or a portion of any Leased Asset is damaged or destroyed in whole or in part by a Casualty or is the subject of a Condemnation, then (i) in the case of a Casualty where the cost of restoration of the affected Leased Asset in the reasonable judgment of the Lessor is (x) less than or equal to the Threshold Amount, any insurance proceeds payable with respect to such Casualty shall be paid directly to the Lessee, or if received by the Lessor, shall be paid over to the Lessee for the reconstruction, refurbishment and repair of such Leased Asset, (y) greater than the Threshold Amount, any insurance proceeds payable with respect to such Casualty shall be paid to the Lessor but may be obtained by the Lessee and used for the purpose of reconstructing, refurbishing and repairing the affected Leased Asset upon submission to the Lessor of a Responsible Employee's Certificate to the effect that such Leased Asset can be fully restored to the condition required under this Lease prior to the end of the Base Term for such Leased Asset (after giving effect to any extensions of such Base Term) and as to the cost of such restoration (accompanied by, in the case of a Leased Asset consisting of Property, an Architect's certificate as to the foregoing matters) plus a statement as to the Lessee's affirmative ability to finance such restoration, and upon receipt of such certificate(s) in form reasonably satisfactory to the Lessor such amounts shall be made available to the Lessee in the manner contemplated by the Construction Agency Agreement with respect to Construction and if the foregoing certificate(s) are not delivered to the Lessor such proceeds shall be applied toward the payment of the Lease Balance for such Leased Asset and (ii) in the case of a Condemnation such award or compensation shall be paid to the Lessor to be applied in its reasonable discretion to the restoration of the affected Leased Asset or toward the payment of the Lease Balance; provided, however, that if a Default or Event of Default shall have occurred and be continuing, such award, compensation or insurance proceeds shall be paid directly to the Lessor or, if received by the Lessee, shall be held in trust for the Lessor, and shall be paid over by the Lessee to the Lessor. If, contrary to such provision, any such award, compensation or insurance proceeds are paid to the Lessee rather than to the Lessor, the Lessee hereby agrees to hold the same in trust for the benefit of the Lessor and to transfer promptly any such payment to the Lessor. All amounts held by the Lessor when a Default or Event of Default exists hereunder on account of any award, compensation or insurance proceeds either paid directly to the Lessor or turned over to the Lessor shall in its sole discretion either be (i) paid to the Lessee for the repair of damage caused by such Casualty or Condemnation in accordance with clause (d) of this Section 18.1, or (ii)
(A) if a Default exits, held by the Lessor until such Default is cured or becomes an Event of Default or (B) if an Event of Default exists, applied toward the payment of the Lease Balance of the affected Leased Asset.

      (b) The Lessee may appear in any proceeding or action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any such Casualty or Condemnation and shall pay all expenses thereof. At the Lessee's reasonable request, and at the Lessee's sole cost and expense, the Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment. The Lessor and the Lessee agree that this Lease shall control the rights of the Lessor and the Lessee in and to any such award, compensation or insurance payment.

      (c) If the Lessor or the Lessee shall receive notice of a Casualty or of an actual, pending or threatened Condemnation of any Leased Asset or any interest therein, the Lessor or the Lessee, as the case may be, shall give notice thereof to the other promptly after the receipt of such notice.

      (d) If pursuant to this Section 18.1 and Section 19.1 this Lease shall continue in full force and effect following a Casualty or Condemnation with respect to any Leased Asset, the Lessee shall, at its sole cost and expense (and, without limitation, if any award, compensation or insurance payment is not sufficient to restore such Leased Asset in accordance with this paragraph, the Lessee shall pay the shortfall), promptly and diligently repair any damage to such Leased Asset caused by such Casualty or Condemnation in conformity with the requirements of Sections 13.1 and 14.1 using, in the case of any Property, the as-built plans and specifications for such Property (as modified to give effect to any subsequent Modifications, any Condemnation affecting such Property and all applicable Requirements of Law) so as to restore such Leased Asset to at least the same condition, operation, function and value as existed immediately prior to such Casualty or Condemnation with such Modification as the Lessee may elect in accordance with Section 14.1. Upon completion of such restoration, the Lessee shall furnish the Lessor a Responsible Employee's Certificate and, in the case of any Property, an Architect's certificate confirming that such restoration has been completed pursuant to this Lease.

      (e) In no event shall a Casualty or Condemnation affect the Lessee's obligations to pay Rent pursuant to Section 7.1 or to perform its obligations and pay any amounts due on any Expiration Date or pursuant to Articles XXII and XXV.

      (f) Any Excess Proceeds received by the Lessor in respect of a Casualty or Condemnation affecting any Leased Asset shall be turned over to the Lessee upon the full payment of the Lease Balance for such Leased Asset and all other amounts then due and payable hereunder.

      18.2. Environmental Matters. Promptly upon the Lessee's knowledge or the existence of an Environmental Violation that could materially affect the value of any Property, the Lessee shall notify the Lessor in writing of such Environmental Violation. If the cost of remediation of such Environmental Violation would not exceed the limits set forth in Section 19.1, the Lessee will promptly and diligently undertake any response, cleanup, remedial or other action required by Applicable Law of the Lessor or the Lessee to remove, cleanup or mediate such Environmental Violation of the Lessee's sole cost and expense. If the cost of such remediation would exceed the limits set forth in Section 19.1, the Lessor may elect to terminate the Lease with respect to such Property pursuant to Section 19.1 or, alternatively, the Lessor may request that the Lessee undertake any response, cleanup, remedial or other action required by Applicable Law of the Lessor or Lessee to remove, clean up or remediate the Environmental Violation in accordance with the terms of Section 12.3, at the Lessee's sole cost and expense. If the Lessor does not deliver a Termination Notice with respect to such Property pursuant to Section 19.1, then the Lessee shall undertake such response, cleanup, remedial or other action, and the Lessee shall, upon completion of remedial action by the Lessee, cause to be prepared by an environmental consultant reasonably acceptable to the Lessor a report describing the Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, along with a statement by the Lessee that the Environmental Violation has been remedied to the satisfaction of the Government Authority exercising jurisdiction, or in compliance in all material respects with applicable Environmental Law. Nothing in this Section shall reduce or limit the Lessee's obligations under the indemnity provisions hereof.

      18.3. Notice of Environmental Matters. Promptly, but in any event within thirty (30) days from the date the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee's proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) days of receipt, copies of all written communications with any Governmental Authority relating to any Environmental Violation in connection with any Property. The Lessee shall also promptly provide such detailed reports of any such environmental claims as may reasonably be requested by the Lessor. In the event that the Lessor receives written notice of any pending or threatened claim, action or proceeding involving any Environmental Law or any Release on or in connection with any Property, the Lessor shall promptly give notice thereof to the Lessee.

                             ARTICLE XIX

                        TERMINATION OF LEASE

      19.1. Mandatory Termination upon Certain Events. If, with respect to any Property, any of:

            (i)   a Significant Condemnation occurs; or

            (ii) an Environmental Violation occurs or is discovered the cost of remediation of which for the affected Property would exceed 20% of the then effective Lease Balance for such Property, but in no event less than $5,000,000;

and the Lessor shall have given written notice to the Lessee that this Lease as to the affected Property is to be terminated as a consequence of the occurrence of such an event (a "Termination Notice"), then, the Lessee shall be obligated to purchase the Lessor's interest in such Property on or prior to the date occurring one hundred eighty (180) days after the date of the Lessee's receipt of the Termination Notice by paying the Lessor an amount equal to the Lease Balance therefor on such date of payment; provided, however, that the Lessor shall not give such notice with respect to any Environmental Violation if the Lessee (x) promptly submits an approved corrective action plan for the remediation of such Environmental Violation to the Lessor, (y) provides reasonable security to the Lessor for the cost of the such remediation and (z) diligently pursues such remediation in accordance with such plan.

      19.2. Termination Procedures. On the date of the payment by the Lessee of the Lease Balance for the affected Property in accordance with the Termination Notice in accordance with Section 19.1 of this Lease, this Lease shall terminate and, the provisions of Section 25.1 shall be applicable.

                             ARTICLE XX

                     EVENTS OF DEFAULT; REMEDIES

      20.1. Events of Default. The occurrence of any one or more of the following events (whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an "Event of Default":

            (a) the Lessee shall fail to make payment of any Base Rent, Supplemental Rent, Purchase Option Price, Lease Balance or any other amount payable hereunder within three (3) Business Days after the due date therefor, including, without limitation, amounts due pursuant to
      Section 19.1, 22.1 or 22.2 or Article XXIV;

            (b) the Lessee shall fail to maintain insurance as required by
      Article XVII of this Lease;

            (c) the Lessee shall fail to observe or perform any term, covenant or condition of the Lessee under this Lease or the other Operative Documents to which it is party other than those described in Section 20.1(a) or (b) hereof, and, in each such case, such failure shall have continued for thirty (30) days after the earlier of (i) delivery to the Lessee of written notice thereof from the Lessor or (ii) a Responsible Employee of the Lessee shall have knowledge that such failure, if not cured, will constitute an Event of Default;

            (d) any representation or warranty made by the Lessee in any of the Operative Documents to which it is a party shall prove to have been inaccurate in any material respect at the time made;

            (e) any representation or warranty made by the Guarantor in any of the Operative Documents to which it is a party shall prove to have been inaccurate in any material respect at the time made;

            (f) the Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

            (g) an involuntary case or other proceeding shall be commenced against the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Guarantor or any Significant Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

            (h) an event of default (as defined therein) under the Credit Agreement occurs, unless (i) such event of default has been waived by the requisite parties to the Credit Agreement and (ii) the Lessor and the Liquidity Providers shall have received a pro rata share (based on the respective commitments of the Lessor, Liquidity Providers and parties to the Credit Agreement) of any consideration given by the Guarantor or its Affiliates in connection with obtaining any such waiver;

            (i) a Construction Agency Agreement Event of Default shall occur, or an Event of Default (as defined therein) shall occur under any other Operative Document;

            (j) the Lessee or the Guarantor shall directly or indirectly contest the validity of any Operative Document in any manner in any court of competent jurisdiction or any lien granted by any Operative Document, or shall repudiate, or purport to discontinue or terminate, the Construction Agency Agreement, this Lease or the Guaranty or the Construction Agency Agreement, this Lease or the Guaranty shall cease to be a legal, valid and binding obligation or shall cease to be in full force and effect for any reason; or

            (k) the Guarantor shall fail to observe or perform any term, covenant or condition of, or incorporated by reference in, the Guaranty beyond any grace period applicable thereto (it being agreed that the Guarantor's failure to perform any obligation of the Lessee or any covenant incorporated in the Guaranty shall not constitute an Event of Default until any grace period applicable to the Lessee under the Operative Documents or to the Guarantor under the Credit Agreement, as the case may be, shall have expired).


      20.2. Remedies. Upon the occurrence of any Event of Default and at any time thereafter, the Lessor may, so long as such Event of Default is continuing, do one or more of the following as the Lessor in its sole discretion shall determine, without limiting any other right or remedy the Lessor may have on account of such Event of Default (including, without limitation, the obligation of the Lessee to purchase the Leased Assets as set forth in Section 22.3):

            (a) The Lessor may, by notice to the Lessee terminate this Lease as of the date specified in such notice; provided, however, (i) no reletting, reentry or taking of possession of any Leased Asset or all of the Leased Assets (or any portion thereof) by the Lessor will be construed as an election on the Lessor's part to terminate this Lease unless a written notice of such intention is given to the Lessee, (ii) notwithstanding any reletting, reentry or taking of possession, the Lessor may at any time thereafter elect to terminate this Lease for a continuing Event of Default and (iii) no act or thing done by the Lessor or any of its agents, representatives or employees and no agreement accepting a surrender of the Leased Asset shall be valid unless the same be made in writing and executed by the Lessor;

            (b) The Lessor may (i) demand that the Lessee, and the Lessee shall upon the written demand of the Lessor, return any Leased Asset promptly to the Lessor in the manner and condition required by, and otherwise in accordance with all of the provisions of Section 13.2 hereof as if the Leased Asset were being returned at the end of the Base Term, and the Lessor shall not be liable for the reimbursement of the Lessee for any costs and expenses incurred by the Lessee in connection therewith and (ii) without prejudice to any other remedy which the Lessor may have for possession of any Leased Asset, and to the extent and in the manner permitted by Applicable Law, enter upon such Leased Asset and take immediate possession of (to the exclusion of the Lessee) such Leased Asset or any part thereof and expel or remove the Lessee and any other Person who may be occupying such Leased Asset, by summary proceedings or otherwise, all without liability to the Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise and, in addition to the Lessor's other damages, the Lessee shall be responsible for all costs and expenses incurred by the Lessor in connection with any reletting, including, without limitation, reasonable brokers' fees and all reasonable costs of any alterations or repairs made by the Lessor;

            (c) The Lessor may (i) sell all or any part of one or more Leased Assets at public sale free and clear of any rights of the Lessee and without any duty to account to the Lessee with respect to such action or inaction or any proceeds in which event the Lessee's obligation to pay Capitalized Interest or Base Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be; and (ii) if the Lessor shall so elect, demand that the Lessee pay to the Lessor, and the Lessee shall pay to the Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (the parties agreeing that the Lessor's actual damages would be difficult to predict, but the aforementioned liquidated damages represent a reasonable approximation of such amount), an amount equal to (A) the excess, if any, of (1) the Lease Balance calculated as of the date of such sale (including all Rent due and unpaid to and including such date), over (2) the net proceeds of such sale (that is, after deducting all costs and expenses incurred by the Lessor incident to such conveyance, including, without limitation, repossession costs, brokerage commissions, prorations, transfer taxes, reasonable fees and expenses for counsel, title insurance fees, survey costs, recording fees, and any repair costs); plus (B) interest at the Overdue Rate on the foregoing amount from such date until the date of payment;

            (d) The Lessor may, at its option, elect not to terminate this Lease and continue to collect all Base Rent, Supplemental Rent, and all other amounts due the Lessor (together with all costs of collection) and enforce the Lessee's obligations under this Lease as and when the same become due, or are to be performed, and at the option of the Lessor, upon any abandonment of any Leased Asset by the Lessee or re-entry of same by the Lessor, the Lessor may, in its sole and absolute discretion, elect not to terminate this Lease and may make the necessary repairs in order to relet any Leased Asset, and relet any Leased Asset or any part thereof for such term or terms (which may be for a term extending beyond the Base Term of this Lease) and at such rental or rentals and upon such other terms and conditions as the Lessor in its reasonable discretion may deem advisable; and upon each such reletting all rentals actually received by the Lessor from such reletting shall be applied to the Lessee's obligations hereunder and the other Operative Documents in such order, proportion and priority as the Lessor may elect in the Lessor's sole and absolute discretion. If such rentals received from such reletting during any period are less than the Rent with respect to such Leased Asset to be paid during that period by the Lessee hereunder, the Lessee shall pay any deficiency, as calculated by the Lessor, to the Lessor on the next Payment Date;

            (e) Unless all of the Leased Assets have been sold in their entirety, the Lessor may, whether or not the Lessor shall have exercised or shall thereafter at any time exercise any of its rights under paragraph (b), (c) or (d) of this Section 20.2 with respect to the Leased Assets or portions thereof, demand, by written notice to the Lessee specifying a date not earlier than ten (10) days after the date of such notice, that the Lessee purchase, on such date, all unsold Leased Assets (or the remaining portion thereof) in accordance with the provisions of Article XXII; provided, however, that no such written notice shall be required upon the occurrence of any Event of Default in clause (f) or (g) of Section 20.1;

            (f) The Lessor may exercise any other right or remedy that may be available to it under Applicable Law, or proceed by appropriate court action (legal or equitable) to enforce the terms hereof or to recover damages for the breach hereof. Separate suits may be brought to collect any such damages for any period(s), and such suits shall not in any manner prejudice the Lessor's right to collect any such damages for any subsequent period(s), or the Lessor may defer any such right to suit until after the expiration of the Base Term, in which event such right to suit shall be deemed not to have accrued until the expiration of the Base Term;

            (g) To the maximum extent permitted by Applicable Law, the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of any Leased Asset or any interest therein;

            (h) The Lessor shall be entitled to enforce payment of the indebtedness and performance of the obligations secured hereby and to exercise all rights and powers under this instrument or under any of the other Operative Documents or other agreement or any laws now or hereafter in force, notwithstanding some or all of the obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, security agreement, pledge, lien, assignment or otherwise. Neither the acceptance of this instrument nor its enforcement, shall prejudice or in any manner affect the Lessor's right to realize upon or enforce any other security now or hereafter held by the Lessor, it being agreed that the Lessor shall be entitled to enforce this instrument and any other security now or hereafter held by the Lessor in such order and manner as the Lessor may determine in its absolute discretion. No remedy herein conferred upon or reserved to the Lessor is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Operative Documents to the Lessor or to which it may otherwise be entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by the Lessor. In no event shall the Lessor, in the exercise of the remedies provided in this instrument (including, without limitation, in connection with the assignment of rents to Lessor, or the appointment of a receiver and the entry of such receiver on to all or any part of the Leased Assets), be deemed a "mortgagee in possession," and the Lessor shall not in any way be made liable for any act, either of commission or omission, in connection with the exercise of such remedies; or

            (i) An action of mortgage foreclosure as now provided or hereafter prescribed by law, may forthwith be commenced and prosecuted to judgment, execution and sale, for the collection of the whole amount of such Lease Balance, together with all fees, costs and expenses of such proceedings, including a reasonable attorney's fees. And all errors in such proceedings, together with any stays of or exemptions from execution, or extensions of time of payment, which may be given by any Applicable Law now in force, or which may be enacted hereafter, are hereby forever waived and released.

   If, pursuant to the exercise by the Lessor of its remedies pursuant to this Section 20.2, the Lease Balance, all other amounts due and owing from the Lessee under this Lease and the other Operative Documents have been paid in full, the Lessor shall remit to the Lessee any excess amounts received by the Lessor.

      20.3. Waiver of Certain Rights. If this Lease shall be terminated pursuant to Section 20.2, the Lessee waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; and (d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article XX.

      20.4. Power of Sale and Foreclosure. In addition to any other rights herein, Lessor shall upon the occurrence of any Event of Default have the option to exercise its rights under each Mortgage executed in connection herewith, pursuant to which the trustee thereunder has the POWER OF SALE.

                             ARTICLE XXI

                             ASSIGNMENT

      21.1. Assignment by Lessor. The Lessor may not assign, sell or transfer all or any part of its rights and obligations hereunder or under the other Operative Documents or the Leased Assets; provided, however, that
(i) the Lessor may sell Purchaser Interests to the Receivable Purchaser and
(ii) with the consent of the Lessee, the Conduits and the Liquidity Providers, which consent shall not be unreasonably withheld, the Lessor may assign, sell or transfer all or any part of such rights and obligations or the Leased Assets to any financial institution, provided that the Lessor is not thereby released from its obligations hereunder.

      21.2. Assignment by Lessee. The Lessee may not assign this Lease or any of its rights or obligations hereunder in whole or in part to any Person without the consent of the Lessor; provided, however, that the Lessee may assign all (and not less than all) of its rights hereunder without such consent to one or more of its Affiliates so long as the Lessee remains fully liable for all of the obligations of the "Lessee" hereunder and under the other Operative Documents.

                            ARTICLE XXII

                         PURCHASE PROVISIONS

      22.1. Purchase Option. Provided that the Lessee shall not have given notice of its intention to exercise the Remarketing Option, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice (the "Purchase Notice") of the Lessee's election to exercise such option) to purchase all of the Leased Assets under any Lease Supplement (unless provisions with respect to joinder of purchase options for the Leased Assets under more than one Lease Supplement are set forth in a Lease Supplement, in which case such exercise must comply with such provisions) on any Scheduled Payment Date specified in such Purchase Notice at a price equal to the Lease Balance for such Leased Assets (the "Purchase Option Price"). The Lessee shall deliver the Purchase Notice to the Lessor not less than thirty (30) days prior to such purchase. If the Lessee exercises its option to purchase one or more Leased Assets pursuant to this Section
22.1 (the "Purchase Option"), the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the applicable Leased Assets as of the date specified in the Purchase Notice upon receipt of the Purchase Option Price in accordance with Section 25.1(a). The Lessee may designate, in a notice given to the Lessor not less than ten (10) Business Days prior to the closing of such purchases (time being of the essence), the transferee or transferees to whom the conveyance shall be made (if other than to the Lessee), in which case such conveyance shall (subject to the terms and conditions set forth herein) be made to such designee; provided, however, that such designation of a transferee or transferees shall not cause the Lessee to be released, fully or partially, from any of its obligations under this Lease, including, without limitation, the obligation to pay the Lessor the Lease Balance on the applicable Expiration Date.

      22.2. Acceleration of Purchase Obligation. (a) The Lessee shall be obligated to purchase for an amount equal to the Lease Balance the Lessor's interest in the Leased Assets (notwithstanding any prior election to exercise its Purchase Option pursuant to Section 22.1) (i) automatically and without notice upon the occurrence of any Event of Default specified in clause (f) or (g) of Section 20.1 and (ii) as provided for at Section 20.2(e) immediately upon written demand of the Lessor upon the occurrence of any other Event of Default.

      (b) The Lessee shall be obligated to purchase the Lessor's interest in the Leased Assets for an amount equal to the Lease Balance immediately upon written demand of the Lessor at any time during the term when (i) subject to Section 21.1, the Lessor ceases to have title as contemplated by
Section 15.1 or (ii) any related Security Document (other than this Lease) to which the Lessee is a party shall cease to be in full force and effect, or shall cease to give the Lessor the Liens, rights, powers and privileges purported to be created thereby.

      (c) Any purchase under this Section 22.2 shall be in accordance with
Section 25.1(a).

      22.3. Purchase of Unimproved Land. Provided that no Default or Event of Default has occurred and is continuing, the Lessee shall have the option (exercisable by giving the Lessor irrevocable written notice of the Lessee's exercise of such option) to purchase any unimproved portion of any Land (and any related easements for utilities and access to be specified at such time) not necessary or desirable for operations of the Improvements constructed or to be constructed on such Land on any Scheduled Payment Date specified in such notice at a price equal to the Fair Market Sales Value, as determined by an Appraisal, of such unimproved portion and such easements. The Lessee shall give such notice to the Lessor not less than thirty (30) days prior to such purchase. If the Lessee exercises its option pursuant to this Section 22.3, the Lessor shall transfer to the Lessee or its designee all of the Lessor's right, title and interest in and to the applicable unimproved portion of Land and grant the related easements as of the date specified in the Lessee's notice under procedures analogous to those set forth in Section 25.1(a). The purchase price paid by the Lessee shall be applied to reduce the Lease Balance for the related Property.

                            ARTICLE XXIII

                            RENEWAL TERMS

      23.1. Renewal. (a) Subject to the conditions set forth herein, and unless otherwise specified in the Lease Supplement applicable to any Leased Assets, the Lessee shall have the option (the "Renewal Option"), to extend the Base Term for such Leased Assets for up to three (3) additional one-year periods (each, a "Renewal Term"), with each such Renewal Term to commence on the first day following the Expiration Date then in effect. The Renewal Option with respect to each Renewal Term shall automatically be effective upon satisfaction of each of the following conditions:

            (A) the Lessor and each Liquidity Provider shall have consented to the renewal of the Lease after receipt of Lessee's request therefor delivered to the Lessor and the Liquidity Agent not later than ninety (90) days prior to each of the fourth, fifth and sixth anniversaries of the Closing Date,

            (B) (i) no Event of Default under this Lease shall have occurred and be continuing, and (ii) by exercise of such Renewal Option, the Lessee shall be deemed to represent to the Lessor as to the matters set forth in clause (i) of this condition (B), and

            (C) the Lessee shall not have exercised the Remarketing Option or the Purchase Option for such Leased Assets under this Lease.

      (b) Each extension of this Lease for a Renewal Term shall be subject to this Lease. Each Renewal Term shall cause the remaining Base Term of relevant Leased Assets to be extended by one additional year from the Expiration Date in effect immediately prior to such extension; thus, if this Lease is extended on each of the anniversaries referred to above, the term of this Lease shall be for ten (10) years; provided, however, that in no event shall the Base Term as extended by any Renewal Term extend beyond the date identified in the applicable Lease Supplement.

      (c) In the event that the Lessor and each Liquidity Provider have not agreed to extend this Lease at least fifteen (15) days prior to each applicable anniversary date, the Lessee's request for extension shall be deemed to have been rejected.

                            ARTICLE XXIV

                         REMARKETING OPTION

      24.1. Option to Remarket. Subject to the fulfillment of each of the conditions set forth in this Section 24.1, the Lessee shall have the option (the "Remarketing Option") to market and complete the sale of Lessor's interest in one or more Leased Assets for the Lessor.

      The Lessee's effective exercise and consummation of the Remarketing Option as to one or more Leased Assets shall be subject to the due and timely fulfillment of each of the following provisions as to such Leased Assets as of the dates set forth below.

            (a) Not later than six (6) months prior to the Expiration Date, the Lessee shall give to the Lessor written notice of the Lessee's exercise of the Remarketing Option under this Lease, which exercise shall be irrevocable.

            (b) Not later than one hundred twenty (120) days prior to the Expiration Date, the Lessee shall deliver to the Lessor an Environmental Audit for each Property included in such Leased Assets. Such Environmental Audit shall be prepared by an environmental consultant selected by the Lessee and approved in advance by the Lessor and shall contain conclusions reasonably satisfactory to the Lessor as to the environmental status of such Property. If any such Environmental Audit indicates any exceptions, the Lessee shall have also delivered a Phase Two environmental assessment by such environmental consultant prior to the Expiration Date showing the completion of the remedying of such exceptions in compliance with Applicable Law.

            (c) On the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option, no Event of Default shall exist, and on the Expiration Date, no Event of Default or Default shall exist. Any Permitted Liens (other than Lessor Liens) on each Leased Asset that were contested by the Lessee shall have been removed on or before the Expiration Date.

            (d) The Improvements on each Property included in such Leased Assets shall have been constructed in accordance with the Plans and Specifications and shall have achieved Substantial Completion on or before the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option. The Lessee shall have completed in all material respects all Modifications, restoration and rebuilding of such Leased Assets pursuant to Section 14.1 and 18.1 (as the case may be) and shall have fulfilled in all material respects all of the conditions and requirements in connection therewith pursuant to said Sections, in each case by the date of the Lessee's notice to the Lessor of the Lessee's exercise of the Remarketing Option (time being of the essence), regardless of whether the same shall be within the Lessee's control. The Lessee shall have also paid the cost of all Modifications commenced prior to the Expiration Date. The Lessee shall not have been excused pursuant to
      Section 16.1 from complying with any Applicable Law that involved the extension of the ultimate imposition of such Applicable Law beyond the last day of the Base Term.

            (e) During the Marketing Period, the Lessee shall use best efforts, in such manner as the Lessee shall reasonably determine, to sell the Lessor's interest in the Leased Assets and will attempt to obtain the highest purchase price therefor and for not less than the Fair Market Sales Value of all of the Leased Assets. The Lessee will be responsible for hiring brokers and making the Leased Assets available for inspection by prospective purchasers. The Lessee shall promptly upon request permit inspection of the Leased Assets and any maintenance records relating to the Leased Assets by the Lessor and any potential purchasers, and shall otherwise do all things necessary to sell and deliver possession of the Leased Assets to any purchaser. All such marketing of the Leased Assets shall be at the Lessee's sole expense. The Lessee's agency under this clause shall, for the first three months of the Marketing Period, be on an exclusive basis. In the event the Lessee is unable to procure during such period a bona fide bid from a non-Affiliated Person with demonstrable financial capacity to consummate such bid for any Leased Asset, from and after such third month, the agency hereunder shall be on a non-exclusive basis.

            (f) The Lessee shall submit all bids to the Lessor and the Lessor will have the right to review the same and the right to submit any one or more bids. All bids shall be on an all-cash basis unless the Lessor shall otherwise agree in its sole discretion. No such purchaser shall be the Lessee or an Affiliate of the Lessee. The written offer must specify the Expiration Date as the closing date unless the Lessor shall otherwise agree in its sole discretion.

            (g) In connection with any such sale of Lessor's interest in the Leased Assets, the Lessee will provide to the purchaser all customary "seller's" indemnities, representations and warranties regarding absence of Liens (except Lessor Liens) and the condition of such Leased Assets, including, without limitation, an environmental indemnity for any Property to the extent the same are required by the purchaser. The Lessee shall have obtained, at its cost and expense, all required governmental and regulatory consents and approvals and shall have made all filings as required by Applicable Law in order to carry out and complete the transfer of the Leased Assets. As to the Lessor, any such sale of Lessor's interest in the Leased Assets shall be made on an "as is, with all faults" basis without representation or warranty by the Lessor other than the absence of Lessor Liens. Any agreement as to such sale shall be made subject to the Lessor's rights hereunder.

            (h) The Lessee shall pay directly, and not from the sale proceeds, all prorations, credits, costs and expenses of the sale of Lessor's interest in the Leased Assets, whether incurred by the Lessor or the Lessee, including without limitation, the cost of all title insurance, surveys, environmental reports, appraisals, transfer taxes, the Lessor's reasonable attorneys' fees, the Lessee's attorneys' fees, commissions, escrow fees, recording fees, and all applicable documentary and other transfer taxes.

            (i) The Lessee shall pay to the Lessor on or prior to the Expiration Date (or to such other Person as the Lessor shall notify the Lessee in writing) an amount equal to the Contingent Rental Adjustment for such Leased Assets, plus all Base Rent and all other amounts hereunder which have accrued or will accrue with respect thereto prior to or as of the Expiration Date, in the type of funds specified in Section 7.5 hereof.

            (j) The purchase of Lessor's interest in such Leased Assets shall be consummated on the Expiration Date and the Gross Proceeds of the sale of the Leased Assets shall be paid directly to the Lessor. The Lessor shall remit to the Lessee from Gross Proceeds the documented expenses incurred by the Lessee under clause (h) hereof in connection with such sale. If the remaining Gross Proceeds plus the aggregate Contingent Rental Adjustment received by Lessor, exceeds the Lease Balance for such Leased Assets as of such date, then the excess shall be paid to the Lessee on the Expiration Date.

      Except as provided in the next sentence hereof or as may be otherwise provided in a Lease Supplement, if one or more of the foregoing provisions shall not be fulfilled as of the date set forth above with respect to the Leased Assets under any Lease Supplement, then the Lessor shall declare by written notice to the Lessee the Remarketing Option to be null and void (whether or not it has been theretofore exercised by the Lessee), in which event all of the Lessee's rights under this Section 24.1 shall immediately terminate and the Lessee shall be obligated to purchase Lessor's interest in such Leased Assets as if it had exercised its option under Section 22.1 on the Expiration Date. Notwithstanding the foregoing, the Lessee shall not be required to purchase Lessor's interest in such Leased Assets pursuant to the preceding sentence if Lessor's interest in such Leased Assets is not sold on or prior to the Expiration Date and the Lessee has otherwise fulfilled all of its obligations under clauses (a) through (i) hereof.

      Except as expressly set forth herein, the Lessee shall have no right, power or authority to bind the Lessor in connection with any proposed sale of Lessor's interest in the any Leased Asset.

      In the event that the sale of any Leased Asset is not consummated on the Expiration Date, but such sale is consummated any time thereafter, the Lessor shall remit to the Lessee, promptly after the consummation of the sale of the such Leased Asset, any excess remaining after deducting the then outstanding Lease Balance plus the Imputed Equity Return thereon accruing from and after the Expiration Date from the Gross Proceeds.

      24.2. Certain Obligations Continue. During the Marketing Period, the obligation of the Lessee to pay Rent shall continue undiminished until payment in full to the Lessor of the Contingent Rental Adjustment and all other amounts due to the Lessor with respect to the Leased Assets under each Lease Supplement under the Operative Documents to which the Lessee is a party. The Lessor shall have the right, but shall be under no duty, to solicit bids, to inquire into the efforts of the Lessee to obtain bids or otherwise to take action in connection with any such sale of Lessor's interest in the Leased Assets, other than as expressly provided in this
Article XXIV.

                             ARTICLE XXV

           PROCEDURES RELATING TO PURCHASE OR REMARKETING

      25.1. Provisions Relating to the Purchase and Conveyance Upon Remarketing. (a) In connection with the Lessee's purchase of the Leased Assets under any Lease Supplement pursuant to Section 22.1 or 22.2, or in connection with a purchase of Lessor's interest in any Leased Asset under
Article XIX or the payment of all amounts due under Section 5.1 of the Construction Agency Agreement:

            (i) the Lessee shall pay the amounts set forth in Section 22.1,
      Section 22.2, Article XIX, Section 5.1 of the Construction Agency Agreement, as applicable, together with all accrued Rent relating to such Leased Assets and any other amount then due and payable by the Lessee to the Lessor under this Lease or the other Operative Documents;

            (ii) the Lessor shall execute and deliver to the Lessee (or to the Lessee's designee) at the Lessee's cost and expense a special warranty deed with respect to the Improvements, a special warranty deed or release of Ground Lease with respect to the Land, a bill of sale with respect to the Equipment or any other Leased Asset and an assignment of the Lessor's entire interest in the Leased Assets being sold (which shall include an assignment of all of the Lessor's right, title and interest in and to any Net Proceeds not previously received by the Lessor and, if applicable, a termination notice pursuant to the Ground Lease, in each case in recordable form and otherwise in conformity with local custom and free and clear of the Lien of the Mortgage and any Lessor Liens attributable to the Lessor;

            (iii) the Leased Assets being sold shall be conveyed to the Lessee "AS IS" and in their then present physical condition; and

            (iv) the Lessor shall execute and deliver to Lessee and the Lessee's title insurance company an affidavit as to the absence of Lessor Liens.

      (b) If the Lessee properly exercises the Remarketing Option with respect to the Leased Assets under any Lease Supplement, then the Lessee shall, on the Expiration Date, and at its own cost, transfer possession of the Leased Assets to the Lessor or the independent purchaser(s) thereof, as the case may be, in each case by surrendering the same into the possession of the Lessor or such purchaser(s), as the case may be, free and clear of all Liens other than Lessor Liens, in good condition (as modified by Modifications permitted by this Lease), ordinary wear and tear excepted, and in compliance with Applicable Law. The Lessee shall, on and within a reasonable time before and up to one year after the Expiration Date, cooperate reasonably with the Lessor and the independent purchaser(s) of Lessor's interest in the Leased Assets in order to facilitate the purchase by such purchaser's) of Lessor's interest in the Leased Assets, which cooperation shall include the following, all of which the Lessee shall do on or before the Expiration Date or as soon thereafter as is reasonably practicable: providing copies of all books and records regarding the maintenance and ownership of the Leased Assets and all data and technical and all other information relating thereto, providing a current copy of the Plans and Specifications for the Properties, granting or assigning all licenses (to the extent such licenses are assignable under Applicable Law) necessary for the operation and maintenance of the Leased Assets and cooperating reasonably in seeking and obtaining all necessary Governmental Action. The obligations of the Lessee under this paragraph shall survive the expiration or termination of this Lease.

                            ARTICLE XXVI

                           INDEMNIFICATION

      26.1. General Indemnification. The Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against, any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee (whether because of action or omission by such Indemnitee or otherwise), whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

            (a) any of the Operative Documents or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof entered into or acknowledged by the Lessee;

            (b) the Leased Assets or any part thereof or interest therein;

            (c) the purchase, design, construction, preparation, installation, inspection, delivery, non-delivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, disposition, operation, condition, sale (including, without limitation, any sale pursuant to any provision hereof), return or other disposition of all or any part or any interest in any Leased Asset or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (2) latent or other defects, whether or not discoverable, (3) any Claim based upon a violation or alleged violation of the terms of any restriction, easement, condition or covenant or other matter affecting title to any Leased Asset, (4) the making of any Modifications in violation of any standards imposed by any insurance policies required to be maintained by the Lessee pursuant to this Lease which are in effect at any time with respect to any Leased Asset or any part thereof, (5) any Claim for patent, trademark or copyright infringement, (6) Claims which would otherwise be covered by insurance policies of the Lessee, as required by
      Article XVII, and (7) Claims arising from any public improvements with respect to any Property resulting in any charge or special assessments being levied against the Property or any plans to widen, modify or realign any street or highway adjacent to any Property, or any Claim for utility "tap-in" fees;

            (d) the breach by the Lessee of any covenant, representation or warranty made by it or deemed made by it in any Operative Document or any certificate required to be delivered by any Operative Document;

            (e) the retaining or employment of any broker, finder or financial advisor by the Lessee to act on its behalf in connection with the transactions contemplated hereby;

            (f) the existence of any Lien on or with respect to any Leased Asset, any Capitalized Interest or Base Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use, occupancy, construction, repair or rebuilding of any Leased Asset or by reason of labor or materials furnished or claimed to have been furnished to the Lessee, or any of its contractors or agents or by reason of the financing of any personalty or equipment purchased or leased by the Lessee or Modifications constructed by the Lessee, except Lessor Liens and Liens in favor of the Lessor; or

                  (g) subject to the accuracy of Lessor's representation set forth in Section 6.1(a), the transactions contemplated by this Lease or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975 (c) of the Code;

   provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnitee set forth in any Operative Document, (2) any Claim resulting from Lessor Liens which the Lessor is responsible for discharging under the Operative Documents, (3) any Claim to the extent attributable to acts or events occurring after the expiration of the Base Term or the return or remarketing of any Leased Asset so long as the Lessor is not exercising remedies against the Lessee in respect of the Operative Documents, (4) any Claim arising from a breach or alleged breach by the Lessor of any agreement entered into in connection with the assignment or participation of Rent and (5) any Claim arising from the Lessor's or any other Indemnitee's violation of any state or federal law or regulation relating to banking or the offer or sale of securities. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document. Without limiting the express rights of any Indemnitee under this Section 26.1, this Section 26.1 shall be construed as an indemnity only and not a guaranty of residual value of any Leased Asset.

      26.2. Environmental Indemnity. Without limitation of the other provisions of this Article XXVI, the Lessee hereby agrees to indemnify, hold harmless and defend each Indemnitee from and against any and all claims (including without limitation third party claims for personal injury or real or personal property damage), losses (including but not limited to, to the extent the Lease Balance has not been fully paid, any loss of value of any Property), damages, liabilities, fines, penalties, charges, administrative and judicial proceedings (including informal proceedings) and orders, judgments, remedial action, requirements, enforcement actions of any kind, and all reasonable and documented costs and expenses incurred in connection therewith (including but not limited to reasonable and documented attorneys' and/or paralegals' fees and expenses), including, but not limited to, all costs incurred in connection with any investigation or monitoring of site conditions or any clean-up, remedial, removal or restoration work by any federal, state or local government agency, arising in whole or in part, out of

            (a) the presence on or under any Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under, from or onto any Property for which any Indemnitee or Lessee may be legally liable,

            (b) any activity for which any Indemnitee or Lessee may be legally liable, including, without limitation, construction, carried on or undertaken on or off the Property, and whether by the Lessee or any predecessor in title or any employees, agents, contractors or subcontractors of the Lessee or any predecessor in title, or any other Persons (including such Indemnitee), in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials that at any time are located or present on or under or that at any time migrate, flow, percolate, diffuse or in any way move onto or under any Property,

            (c) loss of or damage to any property or the environment (including, without limitation, clean-up costs, response costs, remediation and removal costs, cost of corrective action, costs of financial assurance, fines and penalties and natural resource damages), or death or injury to any Person, and all expenses associated with the protection of wildlife, aquatic species, vegetation, flora and fauna, and any mitigative action required by or under Environmental Laws for which any Indemnitee or Lessee may be legally liable,

            (d) any claim concerning any Indemnitee's or Lessee's lack of compliance with Environmental Laws, or any act or omission by any Indemnitee, the Lessee or any of their agents, employees or contractors causing an environmental condition that requires remediation or would allow any Governmental Authority to record a Lien on the land records, or

            (e) any residual contamination on or under the Land, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable laws, regulations, codes and ordinances for which any Indemnitee or Lessee may be legally liable;

   provided, however, the Lessee shall not be required to indemnify any Indemnitee under this Section 26.2 for (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (it being understood that the Lessee shall be required to indemnify an Indemnitee even if the ordinary (but not gross) negligence of such Indemnitee caused or contributed to such Claim) or (2) any Claim to the extent attributable to acts or events occurring after the expiration of the Base Term or the return or remarketing of the Properties so long as the Lessor is not exercising remedies against the Lessee in respect of the Operative Documents. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under this Lease or any other Operative Document.

      26.3. Proceedings in Respect of Claims. With respect to any amount that the Lessee is requested by an Indemnitee to pay by reason of Section
26.1 or 26.2, such Indemnitee shall, if so requested by the Lessee and prior to any payment, submit such additional information to the Lessee as the Lessee may reasonably request and which is in the possession of such Indemnitee to substantiate properly the requested payment.

      In case any action, suit or proceeding shall be brought against any Indemnitee, such Indemnitee shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at its expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; provided, however, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnitee in respect of such action, suit or proceeding, and, the Lessee shall keep such Indemnitee fully apprised of the status of such action, suit or proceeding and shall provide such Indemnitee with all information with respect to such action, suit or proceeding as such Indemnitee shall reasonably request, and provided, further, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnitee, (x) such action, suit or proceeding involves any risk of imposition of criminal liability or any risk of imposition of material civil liability on such Indemnitee beyond that for which the Indemnitee is jointly and severally liable with the Lessor or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted
Lien) on any Leased Asset or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnitees in respect to such risk or (y) the control of such action, suit or proceeding would involve a material actual conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnitee have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnitee may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 26.1 or 26.2 without the prior written consent of the Indemnitee which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnitee; provided, however, that in the event that such Indemnitee withholds consent to any settlement or other compromise, the Lessee shall not be required to indemnify such Indemnitee under Section 26.1 or 26.2 to the extent that the applicable Claim (x) is for legal fees and expenses incurred after the date of the proposed settlement or (y) results in a judgment in excess of such offered money settlement.

      Each Indemnitee shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee and in the possession of such Indemnitee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 26.1 or 26.2. Unless an Event of Default shall have occurred and be continuing under Section 20.1(a), (f) or (g) no Indemnitee shall enter into any settlement or other compromise with respect to any Claim for which it is entitled to be indemnified under Section 26.1 or 26.2 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless such Indemnitee waives its right to be indemnified under Section 26.1 or 26.2 with respect to such Claim.

      Upon payment in full of any Claim by the Lessee pursuant to Section
26.1 or 26.2 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have relating thereto (including claims in respect of insurance policies maintained by such Indemnitee at its own expense), and such Indemnitee shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

      Any amount required to be paid to an Indemnitee pursuant to Section
26.1 or 26.2 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the expense of the Lessee; provided, however, that if the Lessee has assumed the defense of the related Claim or is paying the costs of the Indemnitee's defense of the related Claim on an ongoing basis, the Lessee shall not be required to pay such amount to the applicable Indemnitee until such time as a judgment is entered with respect to such Claim, the enforcement of which is not stayed or which judgment is not bonded over, or the Claim is otherwise settled or lost.

      26.4. General Tax Indemnity.

            (a) Indemnification. The Lessee agrees to pay and assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnitee from and against, all Impositions.

            (b) Contests. If any claim shall be made against any Indemnitee or if any proceeding shall be commenced against any Indemnitee (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this
      Section 26.4, or if any Indemnitee shall reasonably determine that any Imposition to which the Lessee may have an indemnity obligation pursuant to this Section 26.4 may be payable, such Indemnitee shall promptly (and in any event, within thirty (30) days) notify the Lessee in writing (provided that failure to so notify the Lessee within thirty (30) days shall not alter such Indemnitee's rights under this Section 26.4 except to the extent such failure precludes or materially adversely affects the ability to conduct a contest of any indemnified Taxes) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for thirty (30) days after the receipt of such notice by the Lessee; provided, however, that in the case of any such claim or proceeding, if such Indemnitee shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnitee shall in such notice to the Lessee, so inform the Lessee, and such Indemnitee shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for ten (10) days after the receipt of such notice by the Lessee unless the Indemnitee shall be required by law or regulation to take action prior to the end of such 10-day period.

            The Lessee shall be entitled for a period of thirty (30) days from receipt of such notice from the Indemnitee (or such shorter period as the Indemnitee has notified the Lessee is required by law or regulation for the Indemnitee to commence such contest), to request in writing that such Indemnitee contest the imposition of such Tax, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee, (y) such contest must be pursued in the name of the Indemnitee, but can be pursued independently from any other proceeding involving a Tax liability of such Indemnitee for which the Lessee has not agreed to indemnify such Indemnitee or (z) the Indemnitee so requests, then the Lessee shall be permitted to control the contest of such claim, provided that in the case of a contest described in clause (y), if the Indemnitee determines in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of the Indemnitee and provides a written explanation to the Lessee of such determination, the Indemnitee may elect to control or reassert control of the contest, and provided, that by taking control of the contest, Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and provided, further, that in determining the application of clauses
      (x) and (y) of the preceding sentence, each Indemnitee shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, the Indemnitee shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or the Indemnitee required to contest) any claim, (A) if such Indemnitee provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on any Leased Asset or any part of any thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in respect to such risk, (B) if an Event of Default has occurred and is continuing under Section 20.1(a), (f) or (g) unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnitee in respect of the Taxes subject to such claim and any and all expenses for which the Lessee is responsible hereunder reasonably foreseeable in connection with the contest of such claim, (C) unless the Lessee shall have agreed to pay and shall pay, to such Indemnitee on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnitee may incur in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to the Indemnitee an interest-free advance in an amount equal to the Imposition that the Indemnitee is required to pay (with no additional net after-tax costs to such Indemnitee). In addition, for Indemnitee controlled contests and claims contested in the name of the Indemnitee in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving such Indemnitee for which the Lessee may be liable to pay an indemnity under this Section 26.4(b)) exceeds $50,000 and (B) unless, if requested by the Indemnitee, the Lessee shall have provided to the Indemnitee an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income taxes indemnified hereunder which shall be an opinion of independent tax counsel selected by the Indemnitee and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim. In no event shall an Indemnitee be required to appeal an adverse judicial determination to the United States Supreme Court.

            The party conducting the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions are to be taken shall be made by the controlling party in its sole judgement, provided, however, that if the Indemnitee is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Indemnitee rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Indemnitee with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the noncontrolling party reasonably informed as to the progress of the contest, and shall provide the noncontrolling party with a copy of (or appropriate excerpts from) any reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

            Each Indemnitee shall at the Lessee's expense supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this
      Section 26.4(b). No Indemnitee shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim which is entitled to be indemnified under this Section 26.4 (and with respect to which contest is required under this Section 26.4(b)) without the prior written consent of the Lessee, unless such Indemnitee waives its right to be indemnified under this Section 26.4 with respect to such claim.

            Notwithstanding anything contained herein to the contrary, an Indemnitee will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Indemnitee shall waive its right to indemnification under this Section 26.4 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

            (c) Reimbursement for Tax Savings. If (x) an Indemnitee or any Affiliate thereof actually realizes a deduction, offset, credit or refund of any Taxes or any other savings or benefit as a result of any indemnity paid by the Lessee pursuant to this Section 26.4 or (y) by reason of the incurrence or imposition of any Tax (or the circumstances or event giving rise thereto) for which an Indemnitee is indemnified hereunder or any payment made to or for the account of such Indemnitee by the Lessee pursuant to this Section 26.4 or any payment made by an Indemnitee to the Lessee by reason of this Section 26.4(c), such Indemnitee at any time actually realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Indemnitee pursuant to this Section 26.4, then such Indemnitee shall promptly pay to the Lessee (xx) the amount of such deduction, offset, credit, refund, or other savings or benefit together with the amount of any interest received by such Indemnitee on account of such deduction, offset, credit, refund or other savings or benefit or (yy) an amount equal to such reduction in Taxes, as the case may be, in either case together with an amount equal to any reduced Taxes payable by such Indemnitee as a result of such payment. Each Indemnitee agrees to take such actions as the Lessee may reasonably request (provided in the good faith judgment of the Indemnitee, such actions would not result in a material adverse effect on the Indemnitee for which the Indemnitee is not entitled to indemnification from the Lessee) and to otherwise act in good faith to claim such refunds and other available Tax benefits, and take such other actions as may be reasonable to minimize any payment due from the Lessee pursuant to this Section 26.4 and to maximize the amount of any Tax savings available to it. The disallowance or reduction of any credit, refund or other tax savings with respect to which an Indemnitee has made a payment to the Lessee under this Section 26.4(c) shall be treated as a Tax for which the Lessee is obligated to indemnify such Indemnitee hereunder without regard to the exclusions set forth in the definition of Impositions.

            (d) Payments. Any Imposition identifiable under this Section
      26.4 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is otherwise not made, any amount payable to an Indemnitee pursuant to
      Section 26.4 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before two Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 26.4 shall be made directly to the Indemnitee entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address. Upon the request of any Indemnitee with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

            (e) Reports. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 26.4 and of which the Lessee has knowledge, the Lessee shall promptly notify the Indemnitee of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise requested by the Indemnitee) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Indemnitee or the Indemnitee otherwise requests that such report, return or statement for filing by such Indemnitee in such manner as shall be satisfactory to such Indemnitee and send the same to the Indemnitee for filing no later than fifteen (15) days prior to the due date therefor. In any case in which the Indemnitee will file any such report, return or statement, the Lessee shall, upon written request of such Indemnitee, provide such Indemnitee with such information as is reasonably necessary to allow the Indemnitee to file such report, return or statement.

            (f) Verification. At the Lessee's request, the amount of any indemnity payment by the Lessee or any payment by an Indemnitee to the Lessee pursuant to this Section 26.4 shall be verified and certified by an independent public accounting firm mutually acceptable to the Lessee and the Indemnitee. The Indemnitee shall provide such independent public accounting firm, on a confidential basis, the requisite financial information. The costs of such verification shall be borne by the Lessee unless such verification shall result in an adjustment in the Lessee's favor of the lesser of
      (i) $10,000, and (ii) five percent of the payment as computed by the Indemnitee, in which case such fee shall be paid by the Indemnitee. In no event shall the Lessee have the right to review the Indemnitee's tax returns or receive any other confidential information from the Indemnitee in connection with such verification. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within thirty (30) days of the Lessee's request for verifications and the computations of the accounting firm shall be final, binding and conclusive upon the Lessee and the Indemnitee. The parties agree that the sole responsibility of the independent public accounting firm shall be to verify the amount of a payment pursuant to this Lease and that matters of interpretation of this Lease are not within the scope of the independent accounting firm's responsibilities.

            (g) Tax Ownership. The Lessor represents and warrants that it will not, prior to the termination, claim ownership of (or any tax benefits, including depreciation, with respect to) the Leased Assets for any income tax purposes, it being understood that the Lessee is and will remain the owner of the Leased Assets for such income tax purposes until the termination of this Lease. If, notwithstanding the income tax intentions of the parties as set forth herein, the Lessor actually receives any income tax deductions, reductions in income tax or other income tax benefit as a result of any claim for, or recharacterization requiring such party to take, any tax benefits attributable to ownership of the Leased Assets for income tax purposes, the Lessor shall pay to the Lessee the amount of such income tax savings actually realized by the Lessor (less the amount of any anticipated increase in income tax which the Lessor determines is currently payable as a result of such claim or recharacterization), provided that the Lessee shall agree to reimburse the Lessor for any subsequent increase in the Lessor's income taxes resulting from such claim or recharacterization not taken into account in the payment made to the Lessee, up to the amount paid to the Lessee by the Lessor. The parties agree that this
      Section 26.4(g) is intended to require a payment to the Lessee if and only if the Lessor shall have actually received an unanticipated tax savings with respect to the Leased Assets that would not have been received if the Lessor had advanced funds to the Lessee in the form of a loan secured by the Leased Assets in an amount equal to the aggregate amount of Advances made with respect to such Leased Assets. Nothing in this Section 26.4(g) shall be construed to require the Lessor to take any affirmative action to realize any tax savings if in its good faith judgment such action may have a material adverse affect on the Lessor.

      26.5. Funding Losses. If any payment of Base Rent or any portion of a Lease Balance is made on any day other than the last day of an Interest Period applicable thereto (other than as a result of the failure of the Lessor and each Liquidity Provider to act in accordance with the provisions of the Operative Documents), the Lessee shall reimburse the Lessor, each Conduit and each Liquidity Provider within fifteen (15) days after demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that the Lessor, such Conduit and such Liquidity Provider shall have delivered to the Lessee a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, and provided, further, that such loss shall in no event exceed the then effective Lease Rate which would have been payable for the balance of such Interest Period. In the event that the Lessee pays any portion of the Lease Balance allocated to one or more CP Tranches prior to the maturity date thereof, the Lessee shall pay to the Lessor for the account of each Conduit the interest that would have accrued on its CP Tranches at the applicable CP Rates to such maturity dates. Any amount paid to the Lessor pursuant to the preceding sentence shall be invested in Permitted Investments of the type described in clause (a) of the definition thereof, which investments shall mature as close as possible to, but not later than, the date such CP Tranche(s) mature. All earnings on such Permitted Investments shall be paid over to the Lessee provided that no Event of Default has occurred and is continuing. The Lessor will, at the request of the Lessee, furnish such additional information concerning the determination of such loss as the Lessee may reasonably request.

      26.6. Regulation D Compensation. For so long as the Lessor (or an Affiliate thereof) or any Liquidity Provider is required to maintain reserves against "Eurocurrency Liabilities" (or any other category of liabilities which include deposits by reference to which the Base Rent is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Liquidity Provider to United States residents), and, as a result, the cost to the Lessor of making or maintaining its Advances or to any Liquidity Provider of making or maintaining its Loans or Liquidity Purchases which bear interest by reference to the Eurodollar Rate is increased, then the Lessor or such Liquidity Provider, as the case may be, may require the Lessee to pay, contemporaneously with each payment of Base Rent, an additional amount at a rate per annum up to but not exceeding the excess of (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurocurrency Reserve Requirements over (ii) the applicable Eurodollar Rate. In the event that the Lessor or a Liquidity Provider wishes to require payment of such additional amount, the Lessor (x) shall so notify the Lessee, in which case such additional Rent shall be payable to the Lessor or such Liquidity Provider, as the case may be, at the place indicated in such notice and (y) shall furnish to the Lessee at least five (5) Business Days prior to each date on which Rent is payable a certificate setting forth the amount to which it is then entitled under this Section (which shall be consistent with its good faith estimate of the level at which the required related reserves are maintained by it). Each such certificate shall be accompanied by such information as the Lessee may reasonably request as to the computation set forth therein.

      26.7. Basis for Determining Eurodollar Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:

            (a) deposits in dollars (in the applicable amounts) are not being offered to the Lessor (or its Affiliates) or any Liquidity Provider in the relevant market for such Interest Period, or

            (b) the Lessor advises the Lessee that the Eurodollar Rate as determined by the Lessor will not adequately and fairly reflect the cost to the Lessor and the Liquidity Providers of funding Advances, Loans or Liquidity Purchases, as the case may be, for such Interest Period, the Lessor shall forthwith give notice thereof to the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, (i) the obligation of the Lessor to make Advances based on the Eurodollar Rate shall be suspended and Advances shall be made on the basis of the Alternate Base Rate and (ii) each outstanding Advance shall begin to bear interest at the Alternate Base Rate on the last day of the then current Interest Period applicable thereto.

      26.8. Illegality. If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lessor (or its Affiliates) or any Liquidity Provider with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Lessor (or its Affiliates) or any Liquidity Provider to make, maintain or fund its Advances, Loans or Liquidity Purchases, as the case may be, based on the Eurodollar Rate and the Lessor shall so notify the Lessee, whereupon until the Lessor notifies the Lessee that the circumstances giving rise to such suspension no longer exist, the obligation to make Advances based on the Eurodollar Rate shall be suspended and Advances shall be made on the basis of the Alternate Base Rate. The Lessor, with the consent of the Lessee (which consent shall not unreasonably be withheld), will designate a different Funding Office if such designation will avoid the need for giving such notice and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. If such notice is given (i) the Lessee shall be entitled, upon its request, to a reasonable explanation of the factors underlying such notice and (ii) each Advance then outstanding shall begin to bear interest at the Alternate Base Rate either (a) on the last day of the then current Interest Period applicable thereto, if the Lessor may lawfully continue to maintain and fund such Advance to such day or (b) immediately, if the Lessor or any Liquidity Provider shall determine that it may not lawfully continue to maintain and fund such Advance, Loan or Liquidity Purchase, as the case may be, to such day.

      26.9. Increased Cost and Reduced Return. (a) In the event that the adoption of any applicable law, rule or regulation, or any change therein or in the interpretation or application thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by the Lessor or any Liquidity Provider with any request or directive after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency:

            (i) does or shall subject the Lessor or any Liquidity Provider to any additional tax of any kind whatsoever with respect to the Operative Documents or any Advance, Loan or Liquidity Purchase, as the case may be, made by it, or change the basis or the applicable rate of taxation of payments to the Lessor or any Liquidity Provider of principal, interest or any other amount payable hereunder or under any other Operative Document (except for the imposition of or change in any tax on or measured by the overall net income of the Lessor or any Liquidity Provider (other than any such tax imposed by means of withholding));

            (ii) does or shall impose, modify or hold applicable any reserve, special deposit, insurance assessment, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Lessor or any Liquidity Provider which are not otherwise included in determination of the rate of interest on Advances hereunder; or

            (iii) does or shall impose on the Lessor or any Liquidity Provider any other condition;

   and the result of any of the foregoing is to increase the cost to the Lessor or any Liquidity Provider of making or maintaining Advances, Loans or Liquidity Purchases, as the case may be, or to reduce any amount receivable hereunder, then in any such case, the Lessee shall promptly pay to the Lessor or any Liquidity Provider, upon demand, any additional amounts necessary to compensate the Lessor and each Liquidity Provider for such increased cost or reduced amount receivable.

      (b) If the Lessor or any Liquidity Provider shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, or if any Liquidity Provider shall have determined that a change in the risk weighting of its Commitment is necessary, and any of the foregoing has or would have the effect of reducing the rate of return on capital of the Lessor or any Liquidity Provider (or any entity directly or indirectly controlling the Lessor or any Liquidity Provider) as a consequence of the Lessor's or any Liquidity Provider's obligations under the Operative Documents to a level below that which the Lessor or any Liquidity Provider (or any entity directly or indirectly controlling the Lessor or any Liquidity Provider) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy), then from time to time, within fifteen (15) days after demand by the Lessor or any Liquidity Provider, the Lessee shall pay to the Lessor such additional amount or amounts as will compensate the Lessor and the Liquidity Providers (or their respective controlling entities) for such reduction.

      (c) The Lessor will promptly notify the Lessee of any event of which it has knowledge, occurring after the date hereof, which will entitle the Lessor to compensation pursuant to this Section and will, if practicable, with the consent of the Lessee (which consent shall not unreasonably be withheld), designate a different Funding Office or take any other reasonable action if such designation or action will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Lessor, be otherwise disadvantageous to the Lessor. A certificate of the Lessor or any Liquidity Provider claiming compensation under this Section and setting forth in reasonable detail its computation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Lessor and each Liquidity Provider may use any reasonable averaging and attribution methods.

                            ARTICLE XXVII

                        ESTOPPEL CERTIFICATES

      27.1. Estoppel Certificates. At any time and from time to time upon not less than twenty (20) days' prior request by the Lessor or the Lessee (the "Requesting Party"), the other party (whichever party shall have received such request, the "Certifying Party") shall furnish to the Requesting Party (but in the case of the Lessor, as Certifying Party, not more than four times per year unless required to satisfy the requirements of any sublessees and only to the extent that the required information has been provided to the Lessor by the Lessee) a certificate signed by an individual having the office of vice president or higher in the Certifying Party certifying that this Lease is in full force and effect (or that this Lease is in full force and effect as modified and setting forth the modifications); the dates to which the Base Rent and Supplemental Rent have been paid; to the best knowledge of the signer of such certificate, whether or not the Requesting Party is in default under any of its obligations hereunder (and, if so, the nature of such alleged default); and such other matters under this Lease as the Requesting Party may reasonably request. Any such certificate furnished pursuant to this Article XXVII may be relied upon by the Requesting Party, and any existing or prospective mortgagee, purchaser or lender, and any accountant or auditor, of, from or to the Requesting Party (or any Affiliate thereof).

                           ARTICLE XXVIII

                       ACCEPTANCE OF SURRENDER

      28.1. Acceptance of Surrender. No surrender to the Lessor of this Lease or of all or any portion of any Leased Asset or of any part of any thereof or of any interest therein shall be valid or effective unless agreed to and accepted in writing by the Lessor, and no act by the Lessor or any representative or agent of the Lessor, other than a written acceptance, shall constitute an acceptance of any such surrender.

                            ARTICLE XXIX

                         NO MERGER OF TITLE

      29.1. No Merger of Title. There shall be no merger of this Lease or of the leasehold estate created hereby by reason of the fact that the same Person may acquire, own or hold, directly or indirectly, in whole or in part, (a) this Lease or the leasehold estate created hereby or any interest in this Lease or such leasehold estate, (b) the fee or ground leasehold estate in any Leased Asset, except as may expressly be stated in a written instrument duly executed and delivered by the appropriate Person or (c) a beneficial interest in the Lessor.

                             ARTICLE XXX

                        INTENT OF THE PARTIES

      30.1. Ownership of the Properties. (a) It is the intent of the parties hereto that: (i) this Lease constitutes an operating lease from the Lessor to the Lessee for the purposes of the Lessee's financial reporting,
(ii) the Lease and other transactions contemplated hereby preserve ownership in the Leased Assets in the Lessee for Federal and state income tax and bankruptcy purposes, (iii) each Lease Supplement grants to the Lessor a Lien on the Leased Assets covered thereby, and (iv) the obligations of the Lessee to pay Base Rent and any part of the Lease Balance shall be treated as payments of interest and principal, respectively, for Federal and state income tax and bankruptcy purposes. The Lessor shall be deemed to have a valid and binding security interest in and Lien on the Leased Assets, free and clear of all Liens other than Permitted Liens, as security for the obligations of the Lessee under the Operative Documents (it being understood and agreed that the Lessee does hereby grant a security interest in and Lien on, and convey, transfer, assign, mortgage and warrant to the Lessor and its successors, transferees and assigns, the leased Assets and any proceeds or products thereof, to have and hold the same as collateral security for the payment and performance of the obligations of the Lessee under the Operative Documents), and each of the parties hereto agrees that it will not, nor will it permit any Affiliate to at any time, take any action or fail to take any action with respect to the preparation or filing of any income tax return, including an amended income tax return, to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this
Section 30.1.

            (b) Specifically, without limiting the generality of clause (a) of the Section 30.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, the Guarantor, the Lessor, any other Person or any collective actions, the transactions evidenced by the Operative Documents shall be regarded as loans made by the Lessor to the Lessee.

                            ARTICLE XXXI

                     PAYMENT OF CERTAIN EXPENSES

      31.1. Transaction Expenses. (a) The Lessee shall pay, or cause to be paid, from time to time all Transaction Expenses in respect of the transactions taking place on the Closing Date and on each Funding Date on such respective date; provided, however, that, if the Lessee has not received written invoices therefor five (5) days prior to such date, such Transaction Expenses shall be paid on the earlier of (i) the next Funding Date and (ii) the date thirty-five (35) days after the Lessee has received written invoices therefor.

      (b) The Lessee shall pay or cause to be paid (i) the reasonable fees and expenses of the Paying Agent or any successor Paying Agent, (ii) all reasonable Transaction Expenses from time to time incurred by the Lessor in entering into any future amendments or supplements with respect to any of the Operative Documents, whether or not such amendments or supplements are ultimately entered into, or giving or withholding of waivers of consents hereto or thereto, in each case which have been requested by or approved by the Lessee, (iii) all reasonable Transaction Expenses incurred by the Lessor in connection with any purchase of any Leased Asset by the Lessee or other Person pursuant to this Lease and (iv) all Transaction Expenses incurred by the Lessor, the Receivable Purchaser, the Collateral Agent, the Conduits, the Liquidity Agent and the Liquidity Providers in respect of enforcement of any of their rights or remedies against the Lessee or the Guarantor in respect of the Operative Documents.

      31.2. Brokers' Fees and Stamp Taxes. The Lessee shall pay or cause to be paid any brokers' fees and any and all stamp, transfer and other similar taxes, fees and excises, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Lease and the other Operative Documents. The Lessor and the Lessee each represent to the other that it has not employed any brokers in connection with the transactions contemplated by the Operative Documents.

      31.3. State Financing and Grants. Notwithstanding anything to the contrary contained herein, financing and grants, which do not create a Lien on the Leased Assets, from the State of Maryland or any local Governmental Authority thereof to the Lessee or any Affiliate of the Lessee shall not in any way reduce the amount of Advances to be made by the Lessor to the Lessee with respect to any Leased Asset.

                            ARTICLE XXXII

              OTHER COVENANTS AND AGREEMENTS OF LESSEE

      32.1. Information. The Lessee will deliver to the Lessor:

            (a) within five (5) days after a Responsible Employee of the Lessee or any Affiliate of the Lessee obtains knowledge of the occurrence of each Event of Default or each event that, with the giving of notice or time elapse, or both, would constitute an Event of Default continuing on the date of such statement, a statement of the authorized officer setting forth details of such Event of Default or event and the action that the Lessee proposes to take with respect thereto;

            (b) within five (5) days of any change of the Guarantor's or the Lessee's independent public accountants, notification thereof;

            (c) promptly upon becoming aware thereof, written notice of any material adverse change in the business, financial position or results of operations of the Guarantor and its Subsidiaries, considered as a whole;

            (d) as soon as possible and in any event within five (5) days after knowledge of (or such time as a Responsible Employee of Lessee or any Affiliate of the Lessee reasonably should have had knowledge
      of) the occurrence of any material violation or alleged violation of an Environmental Law relating to any Property, a statement of an authorized officer setting forth the details of such violation and the action which the Lessee proposes to take with respect thereto;

            (e) from time to time such additional information regarding the business, properties, condition or operations, financial or otherwise, of the Guarantor and its Significant Subsidiaries, or regarding the Leased Assets or the status of any construction thereon, as the Lessor may reasonably request;

            (f) not later than five (5) Business Days after request, copies of all amendments to and waivers of the Credit Agreement requested by the Guarantor; and

            (g) not later than five (5) Business days after delivery, copies of all amendments to and waivers of the Credit Agreement.

      32.2. Financial Statements.

            (a) The Lessee will furnish or cause to be furnished to the Lessor and each Liquidity Provider, as and when required by Section 5.01(a)-(d) of the Credit Agreement, all the reports, schedules, certificates and statements required of the Guarantor and its Subsidiaries to be delivered pursuant to Section 5.01(a)- (d) of the Credit Agreement; provided, however, that the Lessee shall not be required to furnish any such document to any such Person pursuant to this Lease if such Person or its Affiliate is a party to the Credit Agreement and receives such document pursuant to the terms thereof.

            (b) The Lessee will furnish to the Lessor and each Liquidity Provider, not later than ninety (90) days after the end of each of its fiscal years, unaudited financial statements of the Lessee, together with a Responsible Employee Certificate of the Lessee certifying that, to the best knowledge of such Responsible Employee, no Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, the nature thereof and the action the Lessee is taking with respect thereto.

      32.3. Other Covenants. If any covenants are set forth in any Lease Supplement, then the Lessee will observe and perform such covenants according to the terms thereof with the same force and effect as if set forth in full herein.

                           ARTICLE XXXIII

                            MISCELLANEOUS

      33.1. Survival; Severability; Etc. If any term or provision of this Lease or any application thereof shall be declared invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. If any right or option of the Lessee provided in this Lease would, in the absence of the limitation imposed by this sentence, be invalid or unenforceable as being in violation of the rule against perpetuities or any other rule of law relating to the vesting of an interest in or the suspension of the power of alienation of property, then such right or option shall be exercisable only during the period which shall end twenty-one (21) years after the date of death of the last survivor of the descendants of Franklin D. Roosevelt, the former President of the United States, and John D. Rockefeller, the founder of the Standard Oil Company, known to be alive on the date of the execution, acknowledgement and delivery of this Lease.

      33.2. Amendments and Modifications. Neither this Lease nor any provision hereof may be amended, waived, discharged or terminated except by an instrument in writing in recordable form signed by the Lessor and the Lessee.

      33.3. No Waiver. No failure by the Lessor or the Lessee to insist upon the strict performance of any term hereof or to exercise any right, power or remedy upon a default hereunder, and no acceptance of full or partial payment of Rent during the continuance of any such default, shall constitute a waiver of any such default or of any such term. To the fullest extent permitted by law, no waiver of any default shall affect or alter this Lease, and this Lease shall continue in full force and effect with respect to any other then existing or subsequent default.

      33.4. Notices. All notices, demands, requests, consents, approvals and other communications hereunder shall be in writing (including by facsimile), and directed to the address of the appropriate party as set forth in Schedule I hereto.

      33.5. Successors and Assigns. All the terms and provisions of this Lease shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      33.6. Headings and Table of Contents. The headings and table of contents in this Lease are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      33.7. Counterparts. This Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same instrument.

      33.8. GOVERNING LAW. THIS LEASE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES, EXCEPT AS TO MATTERS RELATING TO THE CREATION OF THE LEASEHOLD ESTATES HEREUNDER WITH RESPECT TO ANY PROPERTY (AS DEFINED IN THIS LEASE) AND THE EXERCISE OF RIGHTS AND REMEDIES WITH RESPECT THERETO, WHICH SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE WHERE SUCH PROPERTY IS LOCATED. WITHOUT LIMITING THE FOREGOING, IN THE EVENT THAT THIS LEASE IS DEEMED TO CONSTITUTE A FINANCING, WHICH IS THE INTENTION OF THE PARTIES, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, SHALL GOVERN THE CREATION, TERMS AND PROVISIONS OF THE INDEBTEDNESS EVIDENCED HEREBY, BUT THE LIEN CREATED HEREBY AND THE CREATION AND THE ENFORCEMENT OF SAID LIEN WITH RESPECT TO ANY PROPERTY (AS DEFINED IN THIS LEASE) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE WHERE SUCH PROPERTY IS LOCATED.

      33.9. Original Lease. The single executed original of this Lease containing the receipt of the Lessor therefor on or following the signature page thereof shall be the Original Executed Counterpart of this Lease (the "Original Executed Counterpart"). To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the Original Executed Counterpart.

      33.10.WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LEASE AND/OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF SUCH PARTIES. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THEY HAVE RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LEASE AND EACH SUCH OTHER OPERATIVE DOCUMENTS.

      33.11 TRUTH IN LEASING REQUIREMENT IN COMPLIANCE WITH FEDERAL AVIATION REGULATION ss.91.23. THE LESSEE HEREBY ADVISES THE LESSOR THAT FROM THE DATE OF ITS MANUFACTURE TO THE DATE OF THIS LEASE, THE AIRCRAFT LEASED UNDER THIS LEASE HAS BEEN MAINTAINED AND INSPECTED IN ACCORDANCE WITH ss.91.409(f)(3) OF THE FEDERAL AVIATION REGULATIONS.

      THE LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR THE STATUS OF COMPLIANCE OF THE AIRCRAFT WITH APPLICABLE MAINTENANCE AND INSPECTION REQUIREMENTS AS SET FORTH UNDER FAA REGULATIONS APPLICABLE TO THE LESSEE'S USE AND OPERATION OF THE AIRCRAFT. IN ADDITION, UPON THE LESSOR'S REQUEST, THE LESSEE AGREES TO ADVISE THE LESSOR WHICH OF THE REQUIRED FAA MAINTENANCE PROGRAMS THE LESSEE HAS SELECTED AND AGREES TO PROVIDE THE LESSOR WITH WRITTEN INSPECTION REPORTS FOR INSPECTIONS ACCOMPLISHED UNDER SAID PROGRAM.

      THE LESSEE IS SOLELY RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT UNDER THIS LEASE AND CERTIFIES AND AGREES TO COMPLY WITH ALL APPLICABLE FAA REGULATIONS ISSUED DURING THE TERM OF THIS LEASE. THE LESSEE IS HEREBY ADVISED THAT AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FAA REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE OF AIR CARRIER DISTRICT OFFICE.

      THE LESSEE AGREES TO KEEP A COPY OF THIS LEASE IN THE AIRCRAFT AT ALL TIMES DURING THE TERM OF THIS LEASE.

      THE LESSEE AGREES TO COMPLY WITH ALL REQUIREMENTS OF FEDERAL AVIATION REGULATION ss. 91.23.


      IN WITNESS WHEREOF, the parties have caused this Lease be duly executed and delivered as of the date first above written.


                                   RITE AID REALTY CORP.,
                                   as Lessee



                                   By:
                                   Name:
                                   Title:


                                   SUMITOMO BANK LEASING AND
                                   FINANCE, INC., as Lessor



                                   By:
                                   Name:
                                   Title:


                                   Funding Office:
                                   277 Park Avenue
                                   New York, New York 10172



THIS COUNTERPART IS THE ORIGINAL EXECUTED COUNTERPART.

Receipt of this original counterpart of the foregoing Lease is hereby acknowledged as of the date hereof.

                              SUMITOMO BANK LEASING AND
                              FINANCE, INC.



                              By:
                              Name:
                              Title:





                                                                 APPENDIX 1
                                     TO MASTER LEASE AND SECURITY AGREEMENT


                   DEFINITIONS AND INTERPRETATION


      A. Interpretation. In each Operative Document, unless a clear contrary intention appears:

            (i) the singular number includes the plural number and vice versa;

            (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Operative Documents, and, unless otherwise provided or the context otherwise requires, reference to a Person in a particular capacity excludes such Person in any other capacity or individually;

            (iii) reference to any gender includes each other gender;

            (iv) reference to any agreement (including any Operative Document), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Operative Documents and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

            (v) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision;

            (vi) reference in any Operative Document to any Article, Section, Appendix, Schedule or Exhibit means such Article or Section thereof or Appendix, Schedule or Exhibit thereto;

            (vii) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to an Operative Document as a whole and not to any particular Article, Section or other provision thereof;

            (viii) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term;

            (ix)  "or" is not exclusive; and

            (x) relative to the determination of any period of time, "from" means "from and including" and "to" means "to but excluding".

      B. Accounting Terms. In each Operative Document, unless expressly otherwise provided, accounting terms shall be construed and interpreted, and accounting determinations and computations shall be made, in accordance with GAAP.

      C. Conflict in Operative Documents. If there is any conflict between any Operative Documents, such Operative Document shall be interpreted and construed, if possible, so as to avoid or minimize such conflict but, to the extent (and only to the extent) of such conflict, the Lease shall prevail and control.

      D. Legal Representation of the Parties. The Operative Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring the Operative Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      E. Defined Terms. Unless a clear contrary intention appears, terms defined herein have the respective indicated meanings when used in each Operative Document. All capitalized terms used in the Operative Documents but not otherwise defined in this Appendix 1 shall have the meanings, where applicable, given to such terms in the Credit Agreement (as defined herein).

      "Acquisition Date" means (i) with respect to any Property, the Funding Date on which the Lessor acquires title to, or a leasehold interest in, the Land constituting a part of such Property, (ii) with respect to any Equipment and Systems, the first Funding Date on which the Lessor acquires any asset constituting such Equipment and Systems and (iii) with respect to any Other Asset not constituting Equipment and Systems, the Funding Date on which the Lessor acquires title to such Other Asset.

      "Additional Payment Date" means any of the following: each Base Date, the last day of each Interest Period which does not end on a Scheduled Payment Date, and each Expiration Date.

      "Advance" means an advance of funds by the Lessor pursuant to Article III of the Lease.

      "Advance Amount" is defined in Article I of each Liquidity Asset Purchase Agreement.

      "Affiliate" means, when used with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

      "Aircraft" means any Other Asset which consists of aircraft, as more particularly described in the Lease Supplement relating thereto, together with the Engines and any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, from time to time incorporated or installed in or attached to such aircraft.

      "Alternate Base Rate" means, for any day, an interest rate equal to the sum of the Federal Funds Effective Rate for such day plus 0.50% per annum.

      "Applicable Law" means all existing and future applicable laws, rules, regulations, statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by, any Governmental Authority, and applicable judgments, decrees, injunctions, writs, orders or like action of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction (including Environmental Laws) and those pertaining to the construction, use or occupancy of each Leased Asset) and any restrictive covenant or deed restriction or easement of record affecting any Property.

      "Appraisal" means (i) with respect to any Property or any portion thereof, an appraisal, prepared by a reputable appraiser selected by the Lessor, of such Property or such portion as if improved in accordance with the Plans and Specifications, which in the judgment of counsel to the Lessor, complies with all of the provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the rules and regulations adopted pursuant thereto, and all other applicable Requirements of Law and, in the case of the Appraisal delivered on or prior to the Acquisition Date for such Property, will appraise the Fair Market Sales Value of such Property as built in accordance with the Plans and Specifications as of Substantial Completion for such Property and as of the seventh, eighth, ninth and tenth anniversaries of the date of the Lease, and (ii) with respect to any Other Asset, an appraisal, prepared by a reputable appraiser selected by the Lessor, of such Other Asset and, in the case of the Appraisal delivered on or prior to the Acquisition Date for such Other Asset, will appraise the Fair Market Sales Value of such Other Asset as of the Base Date for such Other Asset and as of the seventh, eighth, ninth and tenth anniversaries of the date of the Lease.

      "Appurtenant Rights" means (i) all agreements, easements, rights of way or use, rights of ingress or egress, privileges, appurtenances, tenements, hereditaments and other rights and benefits at any time belonging or pertaining to any Land or the related Improvements, including the use of any streets, ways, alleys, vaults or strips of land adjoining, abutting, adjacent or contiguous to such Land and (ii) all permits, licenses and rights, whether or not of record, appurtenant to such Land.

      "Architect" means the independent architect employed by Lessee in connection with the transactions contemplated by the Lease.

      "Assignment Agreement" means an agreement substantially in the form of Exhibit A to each Liquidity Asset Purchase Agreement.

      "Available Commitment" means, at any time, an amount equal to the excess, if any, of (a) the amount of the Total Commitment of the Lessor over (b) the aggregate original principal amount of all Advances prior to such time.

      "Base Date" with respect to each Leased Asset is defined in the Lease Supplement for that Leased Asset.

      "Base Rate Tranche" means a portion of a Lease Balance funded by a Debt Contribution which bears interest at a fluctuating rate equal to the Alternate Base Rate.

      "Base Rent" means the amount determined under Appendix 2 to the Lease.

      "Base Term" with respect to each Leased Asset is defined in the Lease Supplement for that Leased Asset and is subject to extension as provided in
Section 23.1 of the Lease.

      "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

      "Board" means the Board of Governors of the Federal Reserve System of the United States (or any successor).

      "Borrower Material Adverse Effect" is defined in Section 4.1(b) of the Committed Loan Agreement and Section 4.1(b) of the Uncommitted Loan Agreement.

      "Break Costs" means an amount equal to the amount, if any, required to compensate the Lessor, the Lenders and the Liquidity Providers for any additional losses (including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or funds acquired by the Lessor, the Lenders or the Liquidity Providers to fund their respective obligations under the Operative Documents) they may reasonably incur as a result of (x) the Lessee's payment of Rent or all or any portion of the Lease Balance for any Property other than on a Payment Date, (y) any Advance not being made on the date specified therefor in the applicable Funding Request (other than as a result of a breach by the Lessor of its obligation under Section 3.1 of the Lease to make an Advance), or (z) as a result of any conversion of the Eurodollar Rate in accordance with Section 26.7 or 26.8 of the Lease on any day other than a Scheduled Payment Date. A statement as to the amount of such loss, cost or expense, prepared in good faith and in reasonable detail and submitted by the Lessor, a Lender or a Liquidity Provider, as applicable, to the Lessee, shall be conclusive and binding for all purposes absent manifest error.

      "Business Day" means each day which is not a day on which banks in New York, New York or London are generally authorized or obligated, by law or executive order, to close and is not a day on which The Depository Trust Company is closed.

      "Capitalized Commitment Fees" means, with respect to any Property or Equipment and Systems prior to the Base Date therefor, an amount equal to the accrued and unpaid Commitment Fees with respect to such Property or Equipment and Systems, respectively.

      "Capitalized Interest" means, with respect to any Interest Period for any Property or Equipment and Systems prior to the Base Date therefor, an amount equal to the Lease Rate for such Interest Period multiplied by the Lease Balance for such Property or Equipment and Systems, respectively, outstanding during such Interest Period.

      "Cash Collateral Account" is defined in Section 3.6 of the Intercreditor Agreement.

      "Casualty" means any damage or destruction of all or any portion of a Leased Asset as a result of a fire or other casualty.

      "CERCLA" means the Comprehensive Environmental Response,
Compensation, and Liability Act of 1980, 42 U.S.C. ss.ss. 9601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986.

      "Certifying Party" is defined in Section 27.1 of the Lease.

      "Claims" means any and all obligations, liabilities, losses, actions, suits, judgments, penalties, fines, claims, demands, settlements, costs and expenses (including, without limitation, reasonable legal fees and expenses) of any nature whatsoever.

      "Closing Date" is defined in Section 4.1 of the Lease.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.

      "Collateral" is defined in Section 2.2 of the Intercreditor
Agreement.

      "Collateral Agent" means The Sumitomo Bank, Limited, New York Branch, in its capacity as collateral agent under the Intercreditor Agreement.

      "Commercial Paper" means the promissory notes of any Conduit in physical or book-entry form issued by such Conduit in connection with the Uncommitted Loan Agreement to which it is a party.

      "Commitment" means (i) with respect to the Lessor and each Leased Asset, the obligation of the Lessor to make Advances to the Lessee in an aggregate principal amount not to exceed (x) the amount set forth opposite such Leased Asset on Annex I to the Lease or (y) such other amount as is set forth opposite the Lessor's name on its signature page for the Lease Supplement for such Leased Asset and (ii) with respect to a Lender, the obligation of such Lender to make Committed Loans to the Receivable Purchaser pursuant to Section 2 of the Committed Loan Agreement.

      "Commitment Fee" means the Lessor Commitment Fee and the Liquidity Commitment Fee.

      "Commitment Percentage" with respect to any Lender means the percentage listed opposite such Lender's signature to the Committed Loan Agreement or to an Assignment Agreement, as the case may be.

      "Committed Loan Agreement" means the Committed Loan Agreement, dated as of May 30, 1997, among the Receivable Purchaser, the financial institutions parties thereto as lenders and the Liquidity Agent.

      "Committed Loans" is defined in Section 2.1 of the Committed
Loan Agreement.

      "Condemnation" means any condemnation, requisition, confiscation, seizure or other taking or sale of the use, access, occupancy, easement rights or title to any Leased Asset or any part thereof, wholly or partially (temporarily or permanently), by or on account of any actual or threatened eminent domain proceeding or other taking of action by any Person having the power of eminent domain, including an action by a Governmental Authority to change the grade of, or widen the streets adjacent to, any Property or alter the pedestrian or vehicular traffic flow to such Property so as to result in change in access to such Property, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action. A "Condemnation" shall be deemed to have occurred on the earliest of the dates that use, occupancy or title vests in the condemning authority.

      "Conduit" means each of Madison and the Other Conduit.

      "Conduit Loans" is defined in Section 2.1 of each Uncommitted Loan Agreement.

      "Conduit Note" is defined in Section 2.2 of each Uncommitted
Loan Agreement.

      "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Guarantor in its consolidated financial statements if such statements were prepared as of such date.

      "Construction" means, with respect to each Property, the construction and installation of all Improvements on such Property contemplated by the Plans and Specifications for such Property.

      "Construction Agency Agreement" means the Master Construction Agency Agreement, dated as of May 30, 1997, between the Lessor and the Construction Agent.

      "Construction Agency Agreement Event of Default" is defined in
Section 5.1 of the Construction Agency Agreement.

      "Construction Agency Agreement Supplement" means, with respect to each Property, a supplement to Construction Agency Agreement substantially in the form of Exhibit A to the Construction Agency Agreement completed as to such Property.

      "Construction Agent" means Rite Aid Realty Corp., as construction agent under the Construction Agency Agreement.

      "Construction Documents" is defined in Section 2.4 of the Construction Agency Agreement.

      "Construction Period" means, with respect to each Property, the period set forth in the Lease Supplement therefor.

      "Contingent Rental Adjustment" means the guaranteed portion of the Lease Balance determined in accordance with the "90%" test set forth in FASB No. 13 which, with respect to each Leased Asset, is set forth in, or determined pursuant to, the Lease Supplement therefor.

      "Control" means (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, the possession directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

      "Credit Agreement" means the Credit Agreement dated as of July 19, 1996, as amended, supplemented or restated from time to time, among the Guarantor, the lenders from time to time parties thereto and Morgan Guaranty Trust Company of New York, as agent, and any other agreement succeeding to, superseding or replacing such agreement.

      "CP Rate" means, with respect to any Interest Period, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which Commercial Paper was sold during the applicable Interest Period (which rate shall include any fees payable to the placement agent or dealer for such Commercial Paper); provided, however, that if the rate (or rates) as agreed between any such agent or dealer and any Conduit is a discount rate (or rates), the "CP Rate" for such Interest Period shall be the rate (or if more than one rate, the weighted average of the rates) resulting from such Conduit's converting such discount rate (or rates) to an interest-bearing equivalent rate per annum.

      "CP Tranche" means a portion of a Lease Balance funded by a Debt Contribution made by a separate issuance of Commercial Paper, for which there shall be no more than four different Interest Periods at any one time outstanding.

      "Debt Contribution" means that amount of Advances made by the Lessor funded by the sale of the Purchaser's Interest to the Receivable Purchaser.

      "Debt Rate" means with respect to each Interest Period (i) with respect to CP Tranches, the CP Rate, (ii) with respect to Eurodollar Tranches, the Eurodollar Rate plus the Liquidity Applicable Margin and
(iii) with respect to Base Rate Tranches, the Alternate Base Rate plus the Liquidity Applicable Margin.

      "Deed" means each special warrant deed with respect to Land, in conformity with Applicable Law and appropriate for recording with the applicable Governmental Authorities, conveying fee simple title to such Land to the Lessor subject only to Permitted Exceptions.

      "Default" means any event or condition which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

      "Dollars" and "$" mean dollars in lawful currency of the United States of
America.

      "End Date" is defined in Section 5.1 of the Receivable
Purchase Agreement.

      "Engine" means (i) each of the engines installed in any Aircraft on such Aircraft's Acquisition Date and (ii) any aircraft engine leased hereunder, together in either case with any and all appliances, parts, instruments, appurtenances, accessories and other equipment of whatever nature from time to time incorporated or installed in or attached to an Engine.

      "Environmental Audit" means, with respect to any Property, a Phase One environmental site assessment (the scope and performance of which meets or exceeds ASTM Standard Practice E1527-93 Standard Practice for
Environmental Site Assessments: Phase One Environmental Site Assessment Process) of such Property.

      "Environmental Law" means, whenever enacted or promulgated, any applicable Federal, state, county or local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, covenant, criteria, guideline, administrative or court order, judgment, decree, injunction, code or requirement or any agreement with a Governmental Authority:

            (x) relating to pollution (or the cleanup, removal, remediation or encapsulation thereof, or any other response thereto), or the regulation or protection of human health, safety or the environment, including air, water, vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life, or

            (y) concerning exposure to, or the use, containment, storage, recycling, treatment, generation, discharge, emission, Release or threatened Release, transportation, processing, handling, labeling, containment, production, disposal or remediation of any Hazardous Substance, Hazardous Condition or Hazardous Activity.

   in each case as amended and as now or hereafter in effect, and any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries (whether personal or property) or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Hazardous Substance, whether such common law or equitable doctrine is now or hereafter recognized or developed. Applicable laws include, but are not limited to, CERCLA; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss. 6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. ss. 1251 et seq.; the Clean Air Act, 42 U.S.C. ss.ss. 7401 et seq.; the National Environmental Policy Act, 42 U.S.C. ss. 4321; the Refuse Act, 33 U.S.C. ss.ss. 401 et seq.; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. ss.ss. 1801-1812; the Toxic Substances Control Act, 15 U.S.C. ss.ss. 2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. ss.ss. 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. ss.ss. 300f et seq., each as amended and as now or hereafter in effect, and their state and local counterparts or equivalents, including any regulations promulgated thereunder.

      "Environmental Violation" means any activity, occurrence or condition that violates or results in non-compliance with any Environmental Law in any material respect.

      "Equipment" means equipment, apparatus, furnishings, fittings and personal property of every kind and nature whatsoever purchased, leased or otherwise acquired by the Lessee using the proceeds of Advances and now or subsequently attached to, contained in or used or usable in any way in connection with any operation or letting of a Property, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, carpets, rugs, storm doors and windows, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilation, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, cleaning systems (including window cleaning apparatus), sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, fittings and fixtures of every kind and description, provided that the term "Equipment" shall not include any of the foregoing to the extent the same constitutes Equipment and Systems under any Lease Supplement.

      "Equipment and Systems" means, with respect to any Property, such furniture, fixtures, equipment and computer hardware and software relating to such Property as the Lessor and the Lessee with the approval of the Lessor, such approval not to be unreasonably withheld, may elect to make subject to the Lease, as evidenced by the execution and delivery of a Lease Supplement relating thereto. The Equipment and Systems listed on any one Lease Supplement shall collectively constitute an Other Asset and a Leased Asset for purposes of the Lease.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor Federal statute.

      "ERISA Affiliate" means each entity required to be aggregated with the Lessee pursuant to the requirements of Section 414(b) or (c) of the Code.

      "ERISA Group" means the Lessee and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Lessee, are treated as a single employer under Section 414 of the Code.

      "Estimated Improvement Costs" means, with respect to any Property as of the related Acquisition Date, an amount equal to the aggregate amount which the Construction Agent in good faith expects to be expended in order to achieve Substantial Completion with respect to Improvements for such Property (including (i) Capitalized Interest and Capitalized Commitment Fees and (ii) Transactions Expenses in each case allocated with respect to such Property during its Construction Period).

      "Eurocurrency Reserve Requirements" means, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

      "Eurodollar Rate" means, with respect to each Interest Period, the rate determined by the Lessor to be the rate at which Dollar deposits are offered to the Liquidity Agent by prime banks in the London interbank market or, if such rate is not available, the average of the rates at which Dollar deposits are offered to the four major commercial banks last listed on the Reuters Screen LIBO Page (or any successor page) (rounded upward, if necessary, to the nearest multiple of one-sixteenth of one percent), in each case at or about 11:00 a.m. (London time) two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period for the number of days comprised therein.

      "Eurodollar Tranche" means a portion of a Lease Balance funded by a Debt Contribution made with reference to the Eurodollar Rate.

      "Event of Bankruptcy" shall be deemed to have occurred with respect to a Person if either:

            (a) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

            (b) such Person shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Person or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall be adjudicated insolvent.

      "Event of Default" is defined in Section 20.1 of the Lease.

      "Excess Proceeds" means, with respect to any Leased Asset, the excess, if any, of the aggregate of all awards, compensation or insurance proceeds payable in connection with a Casualty or Condemnation over the sum of the Lease Balance paid by the Lessee pursuant to Articles XVIII and XIX of the Lease with respect to such Casualty or Condemnation and all proceeds received by the Lessor in connection with any sale of such Leased Asset pursuant to the Lessor's exercise of remedies under Section 20.2 of the Lease or the Lessee's exercise of the Remarketing Option under Article XXIV of the Lease.

      "Expiration Date" means, with respect to each Leased Asset, the later of the date (x) set forth in the Lease Supplement for such Leased Asset, or
(y) the scheduled expiration of the then current Renewal Term, if any; provided, however, that if such Leased Asset is purchased pursuant to
Section 22.2 of the Lease or the Lease Balance therefor is paid pursuant to
Section 20.2 of the Lease, then the Expiration Date shall be the date of such purchase or payment, as the case may be.

      "FAA" means the Federal Aviation Administration.

      "Fair Market Sales Value" means, with respect to any Leased Asset, the amounts, which in any event shall not be less than zero, that would be paid in cash in an arm's-length transaction between an informed and willing purchaser and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, for the ownership of such Leased Asset. The Fair Market Sales Value of the Leased Assets shall be determined based on the assumption that, except for purposes of Article XX, the Leased Assets are in the condition and state of repair required under
Section 13.1 of the Lease and the Lessee is in compliance with the other requirements of the Operative Documents.

      "Fee Letter" means the letter agreement between the Lessor and the Lessee dated May 30, 1997.

      "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of quotations for such day on such transaction received by the Lessor from three Federal funds brokers of recognized standing selected by it.

      "Final Payment Date" is defined in Section 5.1 of the Committed Loan Agreement and Section 5.1 of the Uncommitted Loan Agreements.

      "Fixtures" means all fixtures relating to any Improvements, including all components thereof, located in or on such Improvements, together with all replacements, modifications, alterations and additions thereto.

      "Force Majeure Event" means any event (the existence of which was not known and could not have been discovered through the exercise of due diligence by the Construction Agent prior to the relevant Acquisition Date) beyond the control of the Construction Agent, including, but not limited to, strikes, lockouts, adverse soil conditions, acts of God, adverse weather conditions, inability to obtain labor or materials, government activities, civil commotion and enemy action; but excluding any event, cause or condition that results from the Construction Agent's financial condition or failure to pay or any event, cause or condition which could have been avoided or which could be remedied through the exercise of commercially reasonable efforts or the commercially reasonable expenditure of funds.

      "Funded Amount" means, with respect to any Liquidity Provider, the sum of such Liquidity Provider's outstanding Committed Loans under the Committed Loan Agreement plus such Liquidity Provider's outstanding Advance Amount under each Liquidity Asset Purchase Agreement.

      "Funding Date" is defined in Section 3.2(a) of the Lease.

      "Funding Office" means the office of the Lessor identified on its signature page to the Lease as its Funding Office.

      "Funding Request" is defined in Section 3.2(a) of the Lease.

      "GAAP" means United States generally accepted accounting principles (including principles of consolidation), in effect from time to time.

      "Governmental Action" means all permits, authorizations, registrations, consents, approvals, waivers, exceptions, variances, orders, judgments, written interpretations, decrees, licenses, exemptions, publications, filings, notices to and declarations of or with, or required by, any Governmental Authority, or required by any Applicable Law, and shall include, without limitation, all environmental and operating permits and licenses that are required for the full use, occupancy, zoning and operation of any Property.

      "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Gross Proceeds" means, with respect to any Leased Asset, all amounts paid in connection with any Casualty or Condemnation or any sale of such Leased Asset pursuant to Lessor's exercise of remedies under Section 20.2 of the Lease or the Lessee's exercise of the Remarketing Option under
Article XXIV of the Lease, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Lessor is entitled to be reimbursed pursuant to the Lease.

      "Ground Lease" means each Ground Lease pursuant to which the Lessor acquires a leasehold interest in any Land, substantially in the form of Exhibit B to the Lease, or in such other form as Lessor and Lessee may otherwise mutually agree.

      "Guarantor" means Rite Aid Corporation.

      "Guaranty" means the Guaranty, dated as of May 30, 1997, from the Guarantor to the Lessor.

      "Hazardous Activity" means any activity, process, procedure or undertaking that directly or indirectly (i) produces, generates or creates any Hazardous Substance; (ii) causes or results in (or threatens to cause or result in) the Release of any Hazardous Substance into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life);
(iii) involves the containment or storage of any Hazardous Substance; or
(iv) would be regulated as hazardous waste treatment, storage or disposal within the meaning of any Environmental Law.

      "Hazardous Condition" means any condition that materially violates or threatens to materially violate, or that results in or threatens material noncompliance with, any Environmental Law.

      "Hazardous Substance" means any of the following: (i) any petroleum or petroleum product, explosives, radioactive materials, asbestos, ureaformaldehyde, polychlorinated biphenyls, lead and radon gas; (ii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste, or pollutant, in each case whether naturally occurring, man-made or the by-product of any process, that is toxic, harmful or hazardous to the environment or human health or safety, as defined under any Environmental Law; or (iii) any substance, material, product, derivative, compound or mixture, mineral, chemical, waste, gas, medical waste or pollutant that would support the assertion of any claim under any Environmental Law, whether or not defined as hazardous as such under any Environmental Law.

      "Impositions" means any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever ("Taxes") (including, without limitation, (i) real and personal property taxes, including personal property taxes on any property covered by the Lease that is classified by Governmental Authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) any excise taxes; (iv) real estate transfer taxes, conveyance taxes, mortgage taxes, intangible taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added, gross receipts, privilege and doing business taxes, license and registration fees; and (vi) assessments on any Leased Asset, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed prior to the relevant Expiration Date), and in each case all interest, additions to tax and penalties thereon, which at any time may be levied, assessed or imposed by any foreign or Federal, state or local authority upon or with respect to (a) any Indemnitee by reason of a Leased Asset or any Operative Document, any Leased Asset or any part thereof or interest therein, or the Lessee or any sublessee or user of any Leased Asset by reason of such sublease or use; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, purchase, rental, lease, activity conducted on, delivery, insuring, use, operation, improvement, transfer, return or other disposition of such Leased Asset or any part thereof or interest therein; (c) indebtedness with respect to any Leased Asset or any part thereof or interest therein or transfer thereof;
(d) the rentals, receipts or earnings arising from any Leased Asset or any part thereof or interest therein; (e) the Operative Documents or any payment made or accrued pursuant thereto; (f) the income or other proceeds received with respect to any Leased Asset or any part thereof or interest therein upon the sale or disposition thereof; (g) any contract (including the Construction Agency Agreement) relating to the construction, acquisition or delivery of the Improvements or any part thereof or interest therein; or (h) otherwise in connection with the transactions contemplated by the Operative Documents.

      Notwithstanding anything in the first paragraph of this definition (except as provided in the final paragraph of this definition) the term "Imposition" shall not mean or include:

            (i) Taxes and impositions (other than Taxes that are, or are in the nature of, sales, use, rental, transfer or property taxes) that are imposed under the Code, the Maryland income tax on corporations or by any Governmental Authority and that are based upon or measured by net income;

            (ii) any Tax or imposition to the extent, but only to such extent, it relates to any act, event or omission that occurs, or relates to a period, after the termination of the Lease (but not any Tax or imposition that relates to any period prior to the termination of the Lease with respect to the Leased Asset to which such Imposition relates);

            (iii) any Tax or imposition for so long as, but only for so long as, it is being contested in accordance with the provisions of
      Section 26.4(b) of the Lease, provided that the foregoing shall not limit the Lessee's obligation under Section 26.4(b) of the Lease to advance to such Indemnitee amounts with respect to Taxes that are being contested in accordance with Section 26.4(b) of the Lease or any expenses incurred by such Indemnitee in connection with such contest;

            (iv) any interest or penalties imposed on an Indemnitee as a result of a breach by such Indemnitee of its obligations under
      Section 26.4(e) of the Lease or otherwise as a result of an Indemnitee's failure to file any return or other documents timely and as prescribed by applicable law; provided that this clause (iv) shall not apply (x) if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Lessee in a contest controlled by the Lessee under Section 26.4(b) of the Lease or (y) if such failure is attributable to a failure by the Lessee to fulfill its obligations under the Lease with respect to any such return;

            (v) any Taxes or impositions imposed upon an Indemnitee with respect to any voluntary transfer, sale or other voluntary disposition of any interest in any Leased Asset or any part thereof, or from any sale, assignment, transfer or other disposition of any interest in an Indemnitee or any Affiliate thereof, (other than any transfer in connection with (1) the exercise by the Lessee of its Purchase Option or any termination option or other purchase of any Leased Asset by the Lessee, (2) the occurrence of an Event of Default, (3) a Casualty or Condemnation affecting any Leased Asset or
      (4) any sublease, modification or addition to any Leased Asset by the Lessee);

            (vi) any Taxes or impositions imposed on an Indemnitee, to the extent such Indemnitee actually receives a credit (or otherwise has a reduction in a liability for Taxes) in respect thereof against Taxes that are not indemnified under the Lease;

            (vii) any Taxes imposed against or payable by an Indemnitee resulting from, or that would not have been imposed but for, the gross negligence or willful misconduct of such Indemnitee;

            (viii)Taxes imposed on or payable by an Indemnitee to the extent such Taxes would not have been imposed but for a breach by such Indemnitee or any Affiliate thereof of any representations, warranties or covenants set forth in the Operative Documents (unless such breach is caused by the Lessee's breach of its representations, warranties or covenants set forth in the Operative Documents);

            (ix) Taxes to the extent resulting from such Indemnitee's failure to comply with the provisions of Section 26.4(b) of the Lease, which failure precludes or materially adversely affects the ability to conduct a contest pursuant to Section 26.4(b) of the Lease (unless such failure is caused by the Lessee's breach of its obligations);

            (x) Taxes which are included in Property Improvements Cost, Land Acquisition Cost or Other Asset Acquisition Cost if and to the extent actually paid;

            (xi) Taxes that would have been imposed in the absence of the transactions contemplated by the Operative Documents and Taxes imposed on or with respect to or payable as a result of activities of an Indemnitee or Affiliate thereof unrelated to the transactions contemplated by the Operative Documents;

            (xii) Taxes imposed on or with respect to or payable by an Indemnitee resulting from, or that would not have been imposed but for the existence of, any Lessor Lien created by or through such Indemnitee or an Affiliate thereof and not caused by acts or omissions of the Lessee, unless required to be removed by the Lessee;

            (xiii)Any Tax imposed against or payable by an Indemnitee to the extent that the amount of such Tax exceeds the amount of such Tax that would have been imposed against or payable by such Indemnitee (or, if less, that would have been subject to indemnification under Section 26.4 of the Lease) if such Indemnitee were not a direct or indirect successor, transferee or assign of one of the original Indemnitees; provided, however, that this exclusion (xiii) shall not apply if such direct or indirect successor, transferee or assign acquired its interest as a result of a transfer while an Event of Default shall have occurred and is continuing.

      "Improvements" means, with respect to each Property, all buildings, structures, Fixtures, Equipment, and other improvements of every kind existing at any time and from time to time (including those constructed pursuant to the Construction Agency Agreement and those purchased with amounts advanced by the Lessor pursuant to the Lease) on or under the Land comprising a part of such Property, together with any and all appurtenances to such buildings, structures or improvements, including sidewalks, utility pipes, conduits and lines, parking areas and roadways, and including all Modifications and other additions thereto or changes therein at any time.

      "Imputed Equity Return" means, with respect to any Leased Asset, the cost to the Lessor of maintaining its investment in such Leased Asset after the Expiration Date applicable thereto determined by multiplying (i) the average daily Lease Balance of such Leased Asset outstanding, (ii) the number of days from and excluding the Expiration Date to and including the date of sale of such Leased Asset, (iii) the Overdue Rate and (iv) 1/360.

      "Indemnitee" means the Lessor, the Liquidity Agent, each Liquidity Provider, each Conduit, the Receivable Purchaser, each Lender, the Collateral Agent and each of their respective successors, assigns, directors, shareholders, partners, officers, employees and agents.

      "Insurance Requirements" means all terms and conditions of any insurance policy either required by the Lease to be maintained by the Lessee or required by the Construction Agency Agreement to be maintained by the Construction Agent, and all requirements of the issuer of any such policy.

      "Intercreditor Agreement" means the Intercreditor and Security Agreement, dated as of May 30, 1997, among the Lessee, the Guarantor, the Lessor, the Receivable Purchaser, the Conduits, the Liquidity Agent, the Paying Agent and the Collateral Agent.

      "Interest Period" means, with respect to any Advance:

      (1)  With respect to the Lessor Contribution and Eurodollar
Tranches of the Debt Contribution,

            (a) initially, the period commencing on the Funding Date with respect to any Advance and ending on the next following Scheduled Payment Date; and

            (b) thereafter, each period commencing on one Scheduled Payment Date and ending on the next following Scheduled Payment Date;

      (2) With respect to each CP Tranche of the Debt Contribution, the period obtained by a Conduit for such CP Tranche;

   provided that, the foregoing provisions relating to Interest
   Periods are subject to the
   following:

            (i) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Tranches, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; and

            (ii) any Interest Period that would otherwise extend beyond the Expiration Date for the Leased Asset funded by such Advance shall end on such Expiration Date.


      "Land" means each parcel of real property described on a Lease Supplement executed and delivered under the Lease and all Appurtenant Rights attached thereto.

      "Land Acquisition Cost" means, with respect to any Property, the amount of the Advance funded for the purpose of acquiring title to the Land comprising a part of such Property and paying Transaction Expenses relating to such acquisition.

      "Lease" means the Master Lease and Security Agreement, dated as of May 30, 1997, between the Lessor and the Lessee.

      "Lease Balance" means, with respect to each Leased Asset, as of any date of determination, the sum of all Advances for such Leased Asset made under the Lease on or before such date less the sum of all Monthly Amortization paid by the Lessee with respect thereto on or before such date.

      "Lease Rate" means the weighted average of the Lessor Rate plus the Debt Rate.

      "Lease Receivable" is defined in Section 2.1 of the Receivable Purchase Agreement.

      "Lease Supplement" means, with respect to each Leased Asset, a lease supplement substantially in the form of Exhibit G-1, G-2 or G-3 to the Lease duly completed as to such Leased Asset.

      "Leased Asset" means each Property and each Other Asset subject to the Lease.

      "Lender" is defined in the preamble of the Committed Loan
Agreement.

      "Lender Note" is defined in Section 2.2 of the Committed Loan
Agreement.

      "Lessee" means Rite Aid Realty Corp.

      "Lessor" means Sumitomo Bank Leasing and Finance, Inc., as lessor under the Lease.

      "Lessor Applicable Margin" is set forth and determined in accordance with Appendix 2 to the Lease.

      "Lessor Commitment Fee" is set forth and determined in accordance with Appendix 2 to the Lease.

      "Lessor Contribution" means that amount of outstanding Advances made by the Lessor and funded by the Lessor otherwise than through the sale of the Purchaser's Interest to the Receivable Purchaser.

      "Lessor Lien" means any Lien, true lease or sublease or disposition of title arising as a result of (a) any claim against the Lessor not resulting from the transactions contemplated by the Operative Documents,
(b) any act or omission of the Lessor which is not required by the Operative Documents or is in violation of any of the terms of the Operative Documents, (c) any claim against the Lessor with respect to Taxes or Transaction Expenses against which Lessee is not required to indemnify Lessor pursuant to the Lease or (d) any claim against the Lessor arising out of any transfer by the Lessor of all or any portion of the interest of the Lessor in any Leased Asset or the Operative Documents other than the transfer of title to or possession of any Property by the Lessor pursuant to and in accordance with the Lease or pursuant to the exercise of the remedies set forth in Article XX of the Lease.

      "Lessor Rate" means, with respect to each Interest Period, the Eurodollar Rate plus the Lessor Applicable Margin and, to the extent that the Eurodollar Rate is unavailable for any reason during such Interest Period, the Alternate Base Rate plus the Lessor Applicable Margin.

      "Lien" means any mortgage, deed of trust, pledge, security interest, encumbrance, lien, easement, servitude or charge of any kind, including, without limitation, any irrevocable license, conditional sale or other title retention agreement, any lease in the nature thereof, or any other right of or arrangement with any creditor to have its claim satisfied out of any specified property or asset with the proceeds therefrom prior to the satisfaction of the claims of the general creditors of the owner thereof, whether or not filed or recorded, or the filing of, or agreement to execute as "debtor", any financing or continuation statement under the Uniform Commercial Code of any jurisdiction or any federal, state or local lien imposed pursuant to any Environmental Law.

      "Liquidity Agent" means The Sumitomo Bank, Limited, New York Branch, in its capacity as agent under the Committed Loan Agreement and the Liquidity Asset Purchase Agreement.

      "Liquidity Applicable Margin" is set forth and determined in accordance with Appendix 2 to the Lease.

      "Liquidity Asset Purchase Agreement" means each of (i) the Liquidity Asset Purchase Agreement, dated as of May 30, 1997, among Madison, the Liquidity Providers and the Liquidity Agent and (ii) any other liquidity asset purchase agreement, substantially in the form of such Liquidity Asset Purchase Agreement, entered into among the Other Conduit, the Liquidity Providers and the Liquidity Agent with respect to the transactions contemplated by the Receivable Purchase Agreement.

      "Liquidity Commitment Fee" is set forth and determined in accordance with Appendix 2 to the Lease.

      "Liquidity Providers" means each party identified as such in a Liquidity Asset Purchase Agreement and each party that becomes a liquidity provider pursuant to an Assignment Agreement (it being understood that the term "Liquidity Providers" as used in the Lease shall include such Persons in their capacity as Lenders).

      "Loan" means a Committed Loan or a Conduit Loan.

      "Loan Commitment Period" means the period from the Closing Date until May 28, 1998, as such period may be extended from time to time pursuant to the Committed Loan Agreement and each Liquidity Asset Purchase Agreement (provided that in no event shall the Loan Commitment Period extend beyond the last expiring Base Term).

      "Loan Event of Default" is defined in Section 6.1 of the Committed Loan Agreement and Section 6.1 of the Uncommitted Loan Agreement.

      "Loan Potential Event of Default" is defined in Section 7.5 of the Committed Loan Agreement.

      "Madison" means Madison Funding Corporation.

      "Marketing Period" means, with respect to any Leased Asset, the period commencing on the date six months prior to the Expiration Date for such Leased Asset and ending on the Expiration Date for such Leased Asset.

      "Maximum Amount" is defined in Section 3.6 of the Intercreditor
Agreement.

      "Modifications" is defined in Section 14.1(a) of the Lease.

      "Monthly Amortization" means, with respect to any month during the Base Term of any Leased Asset, the amount of amortization specified for such month in the Lease Supplement for such Leased Asset.

      "Mortgage" means, with respect to any Property, a memorandum of Lease and deed of trust, substantially in the form of Exhibit C to the Lease, sufficient to create in the opinion of the lessor a first priority lien on such Property.

      "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

      "Operative Documents" means the following:

            (a)   the Lease;
            (b)   the Construction Agency Agreement;
            (c)   the Guaranty;
            (d)   each Lease Supplement;
            (e)   each Construction Agency Agreement Supplement;
            (f)   each Deed;
            (g)   each Ground Lease, if any;
            (h)   each Mortgage, if any;
            (i)   the Receivable Purchase Agreement;
            (j)   each Uncommitted Loan Agreement;
            (k)   the Conduit Notes;
            (l)   the Committed Loan Agreement;
            (m)   the Lender Note;
            (n)   each Liquidity Asset Purchase Agreement;
            (o)   the Intercreditor Agreement; and
            (p)   each Funding Request.

      "Other Asset" means any asset, other than Property, which the Lessor and the Lessee mutually agree is to be acquired by the Lessor and leased to the Lessee under the Lease.

      "Other Asset Acquisition Cost" means (i) with respect to any Equipment and Systems, the aggregate amount of (x) Advances made for the purpose of acquiring title to assets constituting such Equipment and Systems and paying the Transaction Expenses relating to such acquisition and (y) Advances made for Capitalized Interest or for Capitalized Commitment Fees relating to such Equipment and Systems during the Construction Period for the related Property and (ii) with respect to any Other Asset not constituting Equipment and Systems, the amount of the Advance funded for the purpose of acquiring title to such Other Asset and paying Transaction Expenses relating to such acquisition.

      "Other Conduit" means a commercial paper conduit which (i) is sponsored by The Sumitomo Bank, Limited, (ii) has been approved by the Lessee and (iii) has agreed to be bound by all the terms and provisions of the Intercreditor Agreement.

      "Outside Completion Date" with respect to each Property is defined in the Lease Supplement therefor.

      "Overdue Rate" means the Lease Rate plus 2.00%.

      "Participant" means each Lender, each Conduit and the Lessor.

      "Paying Agent" means Sumitomo Bank of New York Trust Company, a New York limited purpose trust company.

      "Payment Date" means each Scheduled Payment Date and each Additional Payment Date.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permitted Investments" means any one or more of the following types of investments:

            (a) marketable obligations of, or obligations guaranteed as to principal and interest by, the United States or an agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States, in each case having a maturity of not more than thirty (30) days from the date of acquisition;

            (b) bankers' acceptances and certificates of deposit and other interest-bearing obligations denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term unsecured senior debt obligations of which are rated by Standard & Poor's and Moody's Investors Service, Inc. (the "Rating Agencies") at least as highly as the Commercial Paper, in each case having a maturity of not more than thirty (30) days from the date of acquisition;

            (c) repurchase obligations with a term of not more than one year for underlying securities of the types described in clauses (a) and (b) above entered into with any counterparty whose short-term unsecured senior debt obligations are rated by the Rating Agencies at least as highly as the Commercial Paper;

            (d) commercial paper having a maturity of not more than thirty
      (30) days rated by the Rating Agencies at least as highly as the Commercial Paper; and

            (e) freely redeemable shares in money market funds which invest solely in obligations, bankers' acceptances, certificates of deposit, repurchase agreements and commercial paper of the types described in clauses (a) through (d), without regard to the limitations as to the maturity of such obligations, bankers' acceptances, certificates of deposit, repurchase agreements or commercial paper set forth in such clauses, rated by the Rating Agencies at least as highly as the Commercial Paper.

      "Permitted Liens" means, with respect to any Leased Asset:

            (i) the respective rights and interests of the parties to the Operative Documents as provided in the Operative Documents;

            (ii) the rights of any sublessee or assignee under a sublease or an assignment expressly permitted by the terms of the Lease;

            (iii) Liens for Taxes that either are not yet payable or are being contested in accordance with the provisions of Section 16.1 of the Lease.

            (iv) Liens arising by operation of law, materialmen's, mechanics', workers', repairmen's, employees', carriers', warehousemen's and other like Liens relating to the construction of the Improvements or in connection with any Modifications or arising in the ordinary course of business for amounts that either are not more than sixty (60) days past due or are being diligently contested in good faith by appropriate proceedings, so long as such proceedings satisfy the conditions for the continuation of proceedings to contest Taxes set forth in Section 16.1 of the Lease;

            (v) Liens of any of the types referred to in clause (iv) above that have been bonded for not less than the full amount in dispute (or as to which other security arrangements satisfactory to the Lessor have been made), which bonding (or arrangements) shall comply with applicable Requirements of Law, and has effectively stayed any execution or enforcement of such Liens;

            (vi) Liens arising out of judgments or awards with respect to which appeals or other proceedings for review are being prosecuted in good faith and for the payment of which adequate reserves have been provided as required by GAAP or other appropriate provisions have been made, so long as such proceedings have the effect of staying the execution of such judgments or awards and satisfy the conditions for the continuation of proceedings to contest set forth in Section 16.1 of the Lease;

            (vii) easements, rights of way and other encumbrances on title to real property pursuant to Section 15.2 of the Lease;

           (viii) Lessor Liens;

            (ix) Liens created by the Lessee with the consent of the Lessor; and

            (x) Liens described on each title insurance policy delivered pursuant to the Lease other than Liens described in clause (iv) or
      (vi) above that are not removed within sixty (60) days of their origination.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental authority, limited liability company or any other entity.

      "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five (5) years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

      "Plans and Specifications" means, with respect to any Property, the plans and specifications for the Construction of the Improvements to such Property, as more particularly described in Schedule 2 to the Construction Agency Agreement Supplement for such Property, as such may be amended from time to time in accordance with the Construction Agency Agreement.

      "Prime Construction Contract" means, with respect to each Property, each contract between the Construction Agent and the Prime Contractor for such Property, as it may be amended from time to time in accordance with the Construction Agency Agreement.

      "Prime Contractor" means, with respect to each Property, the contractor designated as such in each Prime Construction Contract for such Property or such other Person who shall, with the prior consent of the Lessor, have been designated by the Lessee to act as the general contractor for purposes of the Construction of the Improvements to such Property.

      "Pro Rata Basis" means, with respect to any Participant, the ratio, expressed as a percentage, of (i) such Participant's outstanding Committed Loans, in the case of a Lender, outstanding Conduit Loans, in the case of a Conduit, or outstanding Lessor Contribution, in the case of the Lessor, to
(ii) the sum of all outstanding Advances.

      "Property" means (i) the Lessor's interest in any Land subject to the Lease and (ii) all of the Improvements at any time located on or under such Land.

      "Property Improvement Costs" means, with respect to any Property, the aggregate amount of (i) Advances funded to the Construction Agent for such Property for the purpose of constructing Improvements on such Property and paying the Transaction Expenses relating to such funding and construction and (ii) Advances made for Capitalized Interest or for Capitalized Commitment Fees relating to such Property during the Construction Period for such Property.

      "Purchase Notice" is defined in Section 22.1 of the Lease.

      "Purchase Option" is defined in Section 22.1 of the Lease.

      "Purchase Option Price" is defined in Section 22.1 of the Lease.

      "Purchase Price" is defined in Section 1.2(b) of the Receivable Purchase Agreement.

      "Purchaser's Interest" is defined in Section 2.1 of the Receivable Purchase Agreement.

      "Receivable Purchaser" means RA Funding Corporation, a Delaware corporation;

      "Receivable Purchase Agreement" means the Lease Receivable Purchase Agreement dated as of May 30, 1997 between the Receivable Purchaser and the Lessor.

      "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, dumping, seepage, spill, leak, flow, discharge, disposal or emission of a Hazardous Substance.

      "Release Date" is defined in Section 2.3 of the Intercreditor
Agreement.

      "Relevant Percentage" means, with respect to any Advance, the percentage of such Advance to be funded by the sale of the Purchaser's Interest pursuant to the Receivable Purchase Agreement, as designated in the Lease Supplement for the Leased Asset to which such Advance relates.

      "Remarketing Option" is defined in Section 24.1 of the Lease.

      "Renewal Option" is defined in Section 23.1 of the Lease.

      "Renewal Term" has the meaning set forth in Section 23.1 of the Lease.

      "Rent" means, collectively, Capitalized Interest, the Base Rent and the Supplemental Rent, in each case payable under the Lease.

      "Requesting Party" is defined in Section 27.1 of the Lease.

      "Required Lenders" is defined in Section 8.1 of the Committed Loan Agreement.

      "Required Participants" means Participants with an aggregate Voting Percentage in excess of 66 %.

      "Required Modification" is defined in Section 14.1 of the Lease.

      "Requirement of Law" means all Federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting any Leased asset or the demolition, construction, use or alteration thereof, whether now or hereafter enacted and in force, including any that require repairs, modifications or alterations in or to such Leased Asset or in any way limit the use and enjoyment thereof (including all building, zoning and fire codes and the Americans with Disabilities Act of 1990, 42 U.S.C. ss. 1201 et seq. and any other similar Federal, state or local laws or ordinances and the regulations promulgated thereunder) and any that may relate to environmental requirements (including all Environmental Laws), and all permits, certificates of occupancy, licenses, authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments which are either of record or known to the Lessee affecting any Property, the Appurtenant Rights and any easements, licenses or other agreements entered into pursuant to Section
15.2 of the Lease.

      "Responsible Employee" means, with respect to any Person, the Chairman, the President, any Vice President, the Controller or the Treasurer of such Person.

      "Responsible Employee's Certificate" means, with respect to any Person, a certificate signed by any Responsible Employee of such Person, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

      "Scheduled Payment Date" means the fifteenth (15th) day of each calendar month.

      "Secured Obligations" is defined in Section 2.2 of the Intercreditor Agreement.

      "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

      "Security Documents" means the collective reference to the Mortgage and all other security documents now or hereafter delivered to the Lessor granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Lessee under the Lease and the other Operative Documents.

      "Significant Condemnation" means (a) a Condemnation that involves a taking of Lessor's entire leasehold interest in or to any Land or Lessee's entire title to such Land, or (b) a Condemnation that in the reasonable, good faith judgment of the Lessor either (i) renders any Property unsuitable for continued use as property of the type of such Property immediately prior to such Condemnation or (ii) is such that restoration of any Property (other than Land) to substantially its condition as existed immediately prior to such Condemnation would be impracticable or impossible to effect.

      "Significant Subsidiary" means at any time (i) the Lessee and (ii) any Subsidiary or any group of Subsidiaries having consolidated assets, individually or in the aggregate, equal to or greater than 8% of the consolidated assets of the Borrower and its Consolidated Subsidiaries at such time.

      "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Guarantor.

      "Substantial Completion" means, with respect to any Property, such time as the conditions set forth in Article V of the Lease are satisfied for such Property.

      "Supplemental Rent" means all amounts, liabilities and obligations (other than Capitalized Interest and Base Rent) which Lessee assumes or agrees to pay to Lessor or any other Person under the Lease or under any of the other Operative Documents, including, without limitation, Break Costs (but without duplication of amounts due under Section 26.5 of the Lease).

      "Taxes" is defined in the definition of Impositions.

      "Termination Event" is defined in Section 6.1 of the Receivable Purchase Agreement.

      "Termination Notice" is defined in Section 19.1 of the Lease.

      "Title Company" means, with respect to each Property, the Person designated in the Lease Supplement therefor.

      "Threshold Amount" means, with respect to each Leased Asset, an amount equal to or greater than 10% of the Lease Balance for such Leased Asset, but in no event less than the then effective per occurrence deductible under the lessee's casualty insurance program.

      "Total Commitment" means the aggregate of the Lessor's Commitments for all Leased Assets.

      "Transaction Expenses" means all costs and expenses incurred in connection with the preparation, execution and delivery of the Operative Documents and the transactions contemplated by the Operative Documents including without limitation:

            (a) the reasonable fees, out-of-pocket expenses and disbursements of counsel for each of the Lessor, the Lessee and the Guarantor in negotiating the terms of the Operative Documents and the other transaction documents, preparing for the closing under, and rendering opinions in connection with, such transactions and in rendering other services customary for counsel representing parties to transactions of the types involved in the transactions contemplated by the Operative Documents, in each case subject to any agreed upon cap on such fees;

            (b) the reasonable fees, out-of-pocket expenses and disbursements of any law firm or other external counsel, and (without duplication) the reasonable allocated cost of internal legal services and all disbursements of internal counsel of the Lessor, the Receivable Purchaser, the Collateral Agent, the Conduits, the Liquidity Agent, the Lenders and the Liquidity Providers in connection with (1) any amendment, supplement, waiver or consent with respect to any Operative Documents requested or approved by the Lessee and (2) any enforcement of any rights or remedies against the Lessee or the Guarantor in respect of the Operative Documents;

            (c) any other reasonable fees, out-of-pocket expenses, disbursements or cost of the Lessor, the Receivable Purchaser, the Collateral Agent, the Conduits, the Liquidity Agent, the Lenders and the Liquidity Providers related to the Operative Documents or any of the other transaction documents;

            (d) any and all Taxes and fees incurred in recording, registering or filing any Operative Document or any other transaction document, any deed, declaration, mortgage, security agreement, notice or financing statement with any public office, registry or governmental agency in connection with the transactions contemplated by the Operative Documents;

            (e) any title fees, premiums and escrow costs and other expenses relating to title insurance and the closings contemplated by the Operative Documents;

            (f)   all expenses relating to all Environmental Audits;
      and

            (g) all expenses relating to all Appraisals.

      "UCC Financing Statements" means UCC financing statements appropriately completed and executed for filing in the applicable jurisdiction in order to perfect the Lessor's interest under the Lease to the extent the Lease is a security agreement.

      "Uncommitted Loan Agreement" means each of (i) the Uncommitted Loan Agreement, dated as of May 30, 1997, between the Receivable Purchaser and Madison and (ii) any other uncommitted loan agreement, substantially in the form of such Uncommitted Loan Agreement, entered into between the Receivable Purchaser and the Other Conduit.

      "Uniform Commercial Code" and "UCC" mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "Unused Lessor Commitment" means, with respect to any Leased Asset at any time, (i) the portion of the Lessor's Commitment for such Leased Asset expected to be funded by the Lessor Contribution less (ii) the amount of the Lessor Contribution outstanding at such time.

      "Unused Liquidity Commitment" is defined in Article I of each Liquidity Asset Purchase Agreement; provided, however, that for purposes of Appendix 2 to the Lease, "Unused Liquidity Commitment" means, with respect to any Leased Asset at any time, (i) the portion of the Lessor's Commitment for such Leased Asset expected to be funded by the Debt Contribution less
(ii) the amount of the Debt Contribution outstanding at such time funded by Eurodollar Tranches or Base Rate Tranches.

      "Voting Percentage" with respect to a Lender or the Lessor means the ratio, expressed as a percentage, of (i) in the case of a Lender, (x) such Lender's Commitment to (y) the Total Commitment and (ii) in the case of the Lessor, (x) the amount by which the Total Commitment exceeds the aggregate Commitments of all of the Lenders to (y) the Total Commitment.